                                                                     Exhibit 4.1

================================================================================

          UNITED AUTO GROUP, INC. (A DELAWARE CORPORATION), AS ISSUER,

                   THE GUARANTORS NAMED HEREIN, AS GUARANTORS,

                                       AND

           J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

                                   ----------

                                    INDENTURE

                          DATED AS OF JANUARY 31, 2006

                                   ----------

              3.50% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2026

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.....................      1
   Section 1.01. Definitions.............................................      1
   Section 1.02. Other Definitions.......................................     14
   Section 1.03. Trust Indenture Act Provisions..........................     15
   Section 1.04. Rules Of Construction...................................     15
ARTICLE 2 THE SECURITIES.................................................     16
   Section 2.01. Form and Dating.........................................     16
   Section 2.02. Execution and Authentication............................     17
   Section 2.03. Registrar, Paying Agent and Conversion Agent............     19
   Section 2.04. Paying Agent To Hold Money In Trust.....................     19
   Section 2.05. Conversion Agent To Hold Money In Trust.................     20
   Section 2.06. Lists of Holders of Securities..........................     20
   Section 2.07. Transfer and Exchange...................................     20
   Section 2.08. Replacement Securities..................................     21
   Section 2.09. Outstanding Securities..................................     22
   Section 2.10. Treasury Securities.....................................     22
   Section 2.11. Temporary Securities....................................     22
   Section 2.12. Cancellation............................................     23
   Section 2.13. Legend; Additional Transfer and Exchange Requirements...     23
   Section 2.14. CUSIP Numbers...........................................     26
   Section 2.15. Calculations............................................     26
   Section 2.16. Payment of Interest; Interest Rights Preserved..........     26
   Section 2.17. Computation of Interest.................................     27
ARTICLE 3 REDEMPTION AND PURCHASE........................................     27
   Section 3.01. Election To Redeem; Notice to Trustee...................     27
   Section 3.02. Selection of Securities to be Redeemed..................     28
   Section 3.03. Notice of Redemption....................................     28
   Section 3.04. Effect of Notice of Redemption..........................     29
   Section 3.05. Deposit of Redemption Price.............................     29
   Section 3.06. Securities Redeemed in Part.............................     30
   Section 3.07. Conversion Arrangement on Call for Redemption...........     30
   Section 3.08. Purchase of Securities at Option of the Holder Upon a
                 Fundamental Change......................................     30
   Section 3.09. Effect of Fundamental Change Purchase Notice............     33
   Section 3.10. Deposit of Fundamental Change Purchase Price............     33
   Section 3.11. Repayment to the Company................................     34
   Section 3.12. Purchase of Securities at Option of the Holder
                 on Specified Dates......................................     34
   Section 3.13. Securities Purchased In Part............................     37
   Section 3.14. Compliance With Securities Laws Upon
                 Purchase of Securities..................................     37
   Section 3.15. Purchase of Securities In Open Market...................     37
ARTICLE 4 CONVERSION.....................................................     38
   Section 4.01. Conversion Privilege and Conversion Rate................     38
   Section 4.02. Conversion Procedure....................................     42


                                       (i)

   Section 4.03. Fractional Shares.......................................     43
   Section 4.04. Taxes on Conversion.....................................     44
   Section 4.05. Company To Provide Common Stock.........................     44
   Section 4.06. Adjustment of Conversion Rate...........................     44
   Section 4.07. No Adjustment...........................................     49
   Section 4.08. Notice of Adjustment....................................     50
   Section 4.09. Notice of Certain Transactions..........................     50
   Section 4.10. Effect of Reclassification, Consolidation,
                 Merger or Sale on Conversion Privilege..................     50
   Section 4.11. Trustee's Disclaimer....................................     52
   Section 4.12. Voluntary Increase......................................     52
   Section 4.13. Payment of Cash in Lieu of Common Stock.................     53
ARTICLE 5 COVENANTS......................................................     53
   Section 5.01. Payment of Securities...................................     53
   Section 5.02. SEC Reports.............................................     54
   Section 5.03. Compliance Certificates.................................     54
   Section 5.04. Further Instruments and Acts............................     55
   Section 5.05. Maintenance of Corporate Existence......................     55
   Section 5.06. Rule 144A Information Requirement.......................     55
   Section 5.07. Stay, Extension And Usury Laws..........................     55
   Section 5.08. Payment of Additional Interest..........................     55
   Section 5.09. Maintenance of Office or Agency.........................     56
   Section 5.10. No Layering of Indebtedness.............................     56
   Section 5.11. Note Guarantees.........................................     56
   Section 5.12. Tax Treatment of Securities.............................     57
ARTICLE 6 CONSOLIDATION; MERGER; SALE OF ASSETS..........................     58
   Section 6.01. Company May Consolidate, Etc., Only on Certain Terms....     58
   Section 6.02. Successor Substituted...................................     60
ARTICLE 7 DEFAULT AND REMEDIES...........................................     61
   Section 7.01. Events of Default.......................................     61
   Section 7.02. Acceleration............................................     62
   Section 7.03. Collection of Indebtedness and Suits for
                 Enforcement by Trustee..................................     63
   Section 7.04. Trustee May File Proofs of Claim........................     64
   Section 7.05. Trustee May Enforce Claims Without
                 Possession of Securities................................     64
   Section 7.06. Application of Money Collected..........................     65
   Section 7.07. Limitation on Suits.....................................     65
   Section 7.08. Unconditional Right of Holders to Receive Principal,
                 Premium and Interest....................................     66
   Section 7.09. Restoration of Rights and Remedies......................     66
   Section 7.10. Rights and Remedies Cumulative..........................     66
   Section 7.11. Delay or Omission Not Waiver............................     66
   Section 7.12. Control by Holders......................................     66
   Section 7.13. Waiver of Past Defaults.................................     67
   Section 7.14. Undertaking for Costs...................................     67
   Section 7.15. Remedies Subject to Applicable Law......................     67
ARTICLE 8 TRUSTEE........................................................     68


                                      (ii)

   Section 8.01. Duties of Trustee.......................................     68
   Section 8.02. Notice of Default.......................................     69
   Section 8.03. Certain Rights of Trustee...............................     69
   Section 8.04. Trustee Not Responsible for Recitals, Dispositions of
                 Securities or Application of Proceeds Thereof...........     70
   Section 8.05. Trustee and Agents May Hold Securities;
                 Collections; etc........................................     70
   Section 8.06. Money Held in Trust.....................................     71
   Section 8.07. Compensation and Indemnification of Trustee and
                 Its Prior Claim.........................................     71
   Section 8.08. Conflicting Interests...................................     71
   Section 8.09. Trustee Eligibility.....................................     71
   Section 8.10. Resignation and Removal; Appointment of
                 Successor Trustee.......................................     72
   Section 8.11. Acceptance of Appointment by Successor..................     73
   Section 8.12. Merger, Conversion, Consolidation or
                 Succession to Business..................................     73
   Section 8.13. Preferential Collection of Claims Against Company.......     74
   Section 8.14. Reports By Trustee......................................     74
ARTICLE 9 SATISFACTION AND DISCHARGE OF INDENTURE........................     74
   Section 9.01. Satisfaction and Discharge of Indenture.................     74
   Section 9.02. Application of Trust Money..............................     75
   Section 9.03. Reinstatement...........................................     76
ARTICLE 10 AMENDMENTS; SUPPLEMENTS AND WAIVERS...........................     76
   Section 10.01. Without Consent of Holders.............................     76
   Section 10.02. With Consent of Holders................................     77
   Section 10.03. Execution of Supplemental Indentures and Agreements....     78
   Section 10.04. Effect of Supplemental Indentures......................     78
   Section 10.05. Conformity with Trust Indenture Act....................     78
   Section 10.06. Reference in Securities to Supplemental Indentures.....     78
   Section 10.07. Notice of Supplemental Indentures......................     79
   Section 10.08. Rights of Holders of Senior Debt.......................     79
ARTICLE 11 SUBORDINATION.................................................     79
   Section 11.01. Agreement to Subordinate...............................     79
   Section 11.02. Payment Over of Proceeds Upon Dissolution, etc.........     79
   Section 11.03. Suspension of Payment When Designated Senior
                  Debt in Default........................................     80
   Section 11.04. Notice of Acceleration of Securities...................     82
   Section 11.05. Payment Permitted if No Default........................     82
   Section 11.06. Subrogation to Rights of Holders of Senior Debt........     82
   Section 11.07. Provisions Solely to Define Relative Rights............     82
   Section 11.08. Trustee to Effectuate Subordination....................     83
   Section 11.09. No Waiver of Subordination Provisions..................     83
   Section 11.10. Notice to Trustee......................................     83
   Section 11.11. Reliance on Judicial Orders or Certificates............     84
   Section 11.12. Rights of Trustee as a Holder of Senior Debt;
                  Preservation of Trustee's Rights.......................     84
   Section 11.13. Article Applicable to Paying Agents....................     85
   Section 11.14. No Suspension of Remedies..............................     85
   Section 11.15. Trustee's Relation to Senior Debt......................     85
ARTICLE 12 NOTE GUARANTEES...............................................     85


                                      (iii)

   Section 12.01. Guarantee..............................................     85
   Section 12.02. Continuing Guarantee; No Right of Set-Off;
                  Independent Obligation.................................     85
   Section 12.03. Guarantee Absolute.....................................     86
   Section 12.04. Right to Demand Full Performance.......................     88
   Section 12.05. Waivers................................................     88
   Section 12.06. The Guarantors Remain Obligated in Event the
                  Company Is No Longer Obligated to
                  Discharge Indenture Obligations........................     89
   Section 12.07. Limitation on Guarantor Liability......................     89
   Section 12.08. Guarantee is in Addition to Other Security.............     90
   Section 12.09. No Bar to Further Actions..............................     90
   Section 12.10. Failure to Exercise Rights Shall Not Operate as a
                  Waiver; No Suspension of Remedies......................     90
   Section 12.11. Trustee's Duties; Notice to Trustee....................     90
   Section 12.12. Successors and Assigns.................................     90
   Section 12.13. Release of Guarantee...................................     91
   Section 12.14. Execution of Guarantee.................................     91
   Section 12.15. Guarantee Subordinate to Senior Guarantor
                  Indebtedness...........................................     91
   Section 12.16. Payment Over of Proceeds Upon
                  Dissolution of the Guarantor, etc......................     92
   Section 12.17. Default on Senior Guarantor Indebtedness...............     93
   Section 12.18. Payment Permitted by Each of the
                  Guarantors if No Default...............................     93
   Section 12.19. Subrogation to Rights of Holders of
                  Senior Guarantor Indebtedness..........................     94
   Section 12.20. Provisions Solely to Define Relative Rights............     94
   Section 12.21. Trustee to Effectuate Subordination....................     94
   Section 12.22. No Waiver of Subordination Provisions..................     95
   Section 12.23. Notice to Trustee by Each of the Guarantors............     95
   Section 12.24. Reliance on Judicial Orders or Certificates............     96
   Section 12.25. Rights of Trustee as a Holder of Senior Guarantor
                  Indebtedness; Preservation of Trustee's Rights.........     96
   Section 12.26. Article Applicable to Paying Agents....................     96
   Section 12.27. No Suspension of Remedies..............................     96
   Section 12.28. Trustee's Relation to Senior Guarantor Indebtedness....     97
ARTICLE 13 MISCELLANEOUS.................................................     97
   Section 13.01. Conflict with Trust Indenture Act......................     97
   Section 13.02. Notices................................................     97
   Section 13.03. Disclosure of Names and Addresses of Holders...........     98
   Section 13.04. Compliance Certificates and Opinions...................     98
   Section 13.05. Acts of Holders........................................     99
   Section 13.06. Benefits of Indenture..................................    100
   Section 13.07. Legal Holidays.........................................    100
   Section 13.08. Governing Law..........................................    101
   Section 13.09. No Adverse Interpretation of Other Agreements..........    101
   Section 13.10. No Personal Liability of Directors, Officers,
                  Employees and Stockholders.............................    101
   Section 13.11. Successors and Assigns.................................    101
   Section 13.12. Multiple Counterparts..................................    101
   Section 13.13. Separability Clause....................................    101


                                      (iv)

   Section 13.14. Independence of Covenants..............................    101
   Section 13.15. Schedules and Exhibits.................................    101
   Section 13.16. Effect of Headings and Table of Contents...............    102

EXHIBIT A  Form of Security..............................................    A-1
EXHIBIT B  Form of Supplemental Indenture................................    B-1
EXHIBIT C  Form of Guarantee.............................................    C-1

ANNEX A Projected Payment Schedule.......................................


                                       (v)

                              CROSS-REFERENCE TABLE

  TIA                                                                Indenture
Section                                                              Section(s)
-------                                                            -------------
Section 310(a)(1)...............................................            8.09
        (a)(2)..................................................            8.09
        (a)(3)..................................................          N.A.**
        (a)(4)..................................................            N.A.
        (a)(5)..................................................            8.09
        (b).....................................................            8.08
        (c).....................................................            N.A.
Section 311(a)..................................................            8.13
        (b).....................................................            8.05
        (c).....................................................            N.A.
Section 312(a)..................................................            2.06
        (b).....................................................           13.03
        (c).....................................................           13.03
Section 313(a)..................................................         8.14(a)
        (b)(1)..................................................            N.A.
        (b)(2)..................................................         8.14(a)
        (c).....................................................         8.14(a)
        (d).....................................................         8.14(b)
Section 314(a)..................................................            5.02
        (b).....................................................            N.A.
        (c)(1)..................................................            N.A.
        (c)(2)..................................................            N.A.
        (c)(3)..................................................            N.A.
        (d).....................................................            N.A.
        (e).....................................................            N.A.
        (f).....................................................            N.A.
Section 315(a)..................................................         8.01(b)
        315(b)..................................................            8.02
        315(c)..................................................         8.01(a)
        315(d)..................................................         8.01(c)
        315(d)(2)...............................................         8.01(c)
        315(d)(3)...............................................         8.01(c)
        315(e)..................................................            7.14
Section 316(a)(1)...............................................            7.12
        316(a)(2)...............................................            N.A.
        316(b)..................................................            7.08
Section 317(a)..................................................   7.03, 7.04(a)
        317(b)..................................................            2.04
Section 318(c)..................................................           13.01

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**   N.A. means Not Applicable.


                                      (vi)

     THIS INDENTURE dated as of January 31, 2006 is among United Auto Group, Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"), the Guarantors (as defined herein) and J.P. Morgan Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company's 3.50% Senior Subordinated Convertible Notes Due 2026.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01. Definitions.

     "9.625% Notes" means the 9.625% Senior Subordinated Notes due 2012 of the Company, issued pursuant to the indenture dated as of March 18, 2002 among the Company, the Guarantors named therein, and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee.

     "Additional Interest" has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Applicable Procedures" means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

     "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

     "Business Day" means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close or be closed.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

     "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person's capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

     "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) any repurchase agreement entered into with DaimlerChrysler Services North America LLC (or with a commercial banking institution of the stature referred to in clause (ii) above) which (A) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (i) through (iii) above and (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of DaimlerChrysler Services North America LLC (or such commercial banking institution) thereunder and (vi) shares of money market mutual funds within the definition of Rule 2a-7 promulgated by the SEC under the Investment Company Act of 1940.

     "Certificated Security" means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 and 2 thereof.

     "Change in Control" means the occurrence of any of the following events:

     (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company, any of its Subsidiaries, any of its employee benefit plans, or any of the Permitted Holders, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of the Company's Voting Stock;

     (ii) the Permitted Holders, considered as a group, are or become the beneficial owners, directly or indirectly of 80% or more of the total voting power of all classes of the Company's Voting Stock;

     (iii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a direct or indirect wholly owned Subsidiary of the Company), other than:

          (A) any transaction pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of the continuing or surviving Person immediately after the transaction; or

          (B) any merger solely for the purpose of changing the Company's jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

     (iv) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company's Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders, was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Company's Board of Directors then in office; or

     (v) the Company approves a plan of liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. For purposes of this definition, the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     Notwithstanding the foregoing, it will not constitute a Change in Control if 100% of the consideration for the Company's Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

     "Closing Price" means, with respect to the Company's Common Stock on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if the Company's Common Stock is not listed on the New York Stock Exchange, as reported by the Nasdaq National Market, or, if the Company's Common Stock is not quoted on the Nasdaq National Market, as reported by the principal national securities exchange on which the Company's Common Stock is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer's Certificate delivered to the Trustee).

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

     "Common Stock" means the Company's voting common stock, par value $0.0001, or any successor common stock thereto.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Equity" of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP, less (c) the amount of any Indebtedness of such Person incurred pursuant to a Floor Plan Facility.

     "Conversion Price" per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

     "Conversion Rate" means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 21.1026 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

     "Conversion Reference Period" means:

     (i) for Securities that are converted after the Company has specified a Redemption Date, the 10 consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of Securities being converted which were previously called for redemption, including a partial redemption, this will only apply to those Securities that are subject to redemption);

     (ii) for Securities that are converted during the period beginning on the 10th Trading Day prior to the Final Maturity Date of the Securities, the 10 consecutive Trading Days beginning on the third Trading Day following the Final Maturity Date; and

     (iii) in all other instances, the 10 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

     "Conversion Value" means the average of the Daily Conversion Values for each of the 10 consecutive Trading Days of the Conversion Reference Period.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 227 W. Monroe Street/Suite 2600, Chicago, IL 60606, Attention: Institutional Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of September 8, 2004, among United Auto Group, Inc., various financial institutions, and DaimlerChrysler Financial Services Americas LLC (formerly DaimlerChrysler Services North America LLC) as agent for the lenders, as such agreement, in whole or in part, may have been or may be amended, renewed, extended substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

     "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Daily Conversion Value" means, with respect to any Trading Day, for each $1,000 principal amount of Securities, an amount equal to the product of (i) the applicable Conversion Rate and (ii) the Closing Price of the Company's Common Stock on each such Trading Day; provided that after the consummation of a Change in Control in which the consideration is comprised entirely of cash, the amount in clause (ii) of this definition shall be the cash price per share received by holders of the Company's Common Stock in such Change in Control.

     "Daily Share Amount" means for each Trading Day during the Conversion Reference Period and for each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Closing Price on such Trading Day multiplied by the applicable Conversion Rate less (b) $1,000; divided by (ii) the Closing Price on such Trading Day multiplied by 10.

     "Default" means any event that is or, after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means (i) all Senior Debt under the Credit Agreement and Floor Plan Facilities and (ii) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $25.0 million and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as "Designated Senior Debt" by the Company.

     "Domestic Subsidiary" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Final Maturity Date" means April 1, 2026.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

     "Floor Plan Facility" means an agreement from Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Financial Services Americas LLC, Toyota Motor Credit

Corporation, World Omni Financial Corp., BMW Financial Services NA, LLC or any other bank or asset-based lender pursuant to which the Company or any Subsidiary incurs Indebtedness substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies or other assets to be sold in the ordinary course of business of the Company and its Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facilities or other dealerships who have incurred Indebtedness from the same lender.

     "Fundamental Change" means the occurrence of a Change in Control or a Termination of Trading.

     "Fundamental Change Effective Date" means the date on which any Fundamental Change becomes effective.

     "Fundamental Change Purchase Price" of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date.

     "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the date hereof.

     "Global Security" means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

     (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

     (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

     (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

     (iv) to maintain working capital or equity of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

     (v) otherwise to assure a creditor against loss;

provided that, for purposes of this definition, the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means any Subsidiary which is a guarantor of the Securities, including any Person that is required after the Issue Date on the date of determination to execute a guarantee of the Securities pursuant to this Indenture, and its successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

     "Holder" or "Holder of a Security" means the person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication,

     (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

     (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

     (iii) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

     (iv) all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

     (v) all Capital Lease Obligations of such Person,

     (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

     (vii) all Guaranteed Debt of such Person,

     (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

     (ix) Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor, and

     (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses
(i) through (ix) above.

For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities (including Additional Interest and Contingent Interest, if any) and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.

     "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC.

     "Interest Payment Date" means April 1 and October 1 of each year, commencing October 1, 2006.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "Issue Date" means the date of this Indenture.

     "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

     "Officer's Certificate" means a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Executive Vice President-Finance, the Vice President-Finance and Controller, any Executive Vice President or Vice President, the General Counsel, the Treasurer, an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee; provided, however, that for purposes of
Section 5.03, "Officer's Certificate" means a certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Company. Notwithstanding the foregoing, with respect to any Guarantor, the "Officer's Certificate" may be executed by any one of the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Guarantor, the Guarantor's general partner or the Guarantor's member.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, any Guarantor or the Trustee and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

     "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is pari passu in right of payment to the Securities, including, without limitation, the 9.625% Notes, and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee, including, without limitation, the guarantees with respect to the 9.625% Notes.

     "Permitted Guarantor Junior Payment" means any payment or other distribution to the Holders of the Securities or securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Guarantor Indebtedness, to substantially the same extent as, or to a greater extent than, the Holders of the Indenture Obligations are so subordinated.

     "Permitted Holders" means: (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii); (iv) any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp. and their respective subsidiaries, in each case so long as the persons or entities covered by clauses (i), (ii), (iii) or (iv), directly or indirectly, control such entities; (v) entities that are, directly or indirectly, controlled by any of the persons or entities listed in clauses
(i) through (iv) above; and (vi) Mitsui & Co., U.S.A., Inc. and Mitsui & Co., Ltd. and any of their affiliates.

For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Permitted Junior Payment" means any payment or other distribution to the Holders of the Securities or securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or to a greater extent than, the Holders of the Indenture Obligations are so subordinated.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

     "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Final Maturity Date, (2) is redeemable at the option of the holder of such Capital Stock at any time prior to the Final Maturity Date (other than upon a Change in Control of the Company in circumstances where the Holders of the Securities would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date at the option of the holder of such Capital Stock.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01.

     "Redemption Price" means with respect to any Securities redeemed on a Redemption Date, 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, including any Contingent Interest, to, but excluding, the Redemption Date.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 31, 2006, among the Company, the Guarantors and the Initial Purchasers, as amended from time to time in accordance with its terms.

     "Regular Record Date" means, with respect to each Interest Payment Date, the March 15 or September 15, as the case may be, immediately preceding such Interest Payment Date.

     "Restricted Global Security" means a Global Security that is a Restricted Security.

     "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Company's Board of Directors by a board resolution delivered to the Trustee under the indenture for the 9.625% Notes as an unrestricted subsidiary pursuant to and in compliance with the terms of the indenture governing the 9.625% Notes.

     "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

     "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities" means the up to $375,000,000 aggregate principal amount of 3.50% Senior Subordinated Convertible Notes due 2026, or any of them (each a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     "Senior Debt" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of the

Company and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Debt" shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of the Company to the extent the Company is a party thereto and (y) not include:

     (i) Indebtedness evidenced by the Securities;

     (ii) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any Indebtedness of the Company;

     (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

     (iv) Indebtedness which is represented by Redeemable Capital Stock;

     (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

     (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate's Subsidiaries;

     (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

     (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture; and

     (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of any Guarantor and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall (x) include all borrowings of each Guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such Guarantor and (y) not include:

     (i) Indebtedness evidenced by the Guarantees;

     (ii) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any Indebtedness of such Guarantor;

     (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such Guarantor;

     (iv) Indebtedness which is represented by Redeemable Capital Stock;

     (v) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor to the extent such liability constitutes Indebtedness;

     (vi) Indebtedness of such guarantor to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate's Subsidiaries;

     (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

     (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture; and

     (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "Senior Representative" means the agent, trustee or representative of holders of any Designated Senior Debt.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stock Price" means the price paid, or deemed paid, per share of the Company's Common Stock in connection with a Change in Control as determined pursuant to Section 4.01(j) hereof.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

     "Termination of Trading" means any date on which the Company's Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

     "Trading Day" means any day on which the New York Stock Exchange is open for trading or, if the Company's Common Stock is not listed on the New York Stock Exchange, any day on which the Nasdaq National Market is open for trading, or, if the Company's Common Stock is neither listed on the New York Stock Exchange nor quoted on the Nasdaq National Market, any day on which the principal national securities exchange on which the Company's Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     "Trading Price" of the Securities on any date of determination means, solely for the purposes of Article 4, the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Company's Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          Section 1.02. Other Definitions.

Term                                     Defined in Section
----                                     ------------------
"Act"                                             13.05
"Additional Shares"                                4.01
"Agent Members"                                    2.01
"Business Combination"                             4.10
"Cash Percentage"                                  4.13
"Company Put Right Notice"                         3.12
"Contingent Interest"                         Exhibit A
"Conversion Agent"                                 2.03
"Conversion Date"                                  4.02
"Current Market Price"                             4.06
"DTC"                                              2.01
"Defaulted Interest"                               2.16
"Depositary"                                       2.01
"Determination Date"                               4.06
"Distributed Securities"                           4.06
"Distribution Notice"                              4.06
"Dividend Threshold Amount"                        4.06
"Event of Default"                                 7.01
"ex-date"                                          4.06
"ex-dividend date"                                 4.01
"Expiration Date"                                  4.06
"Expiration Time"                                  4.06
"Fundamental Change Conversion Notice"             4.01
"Fundamental Change Purchase Date"                 3.08
"Fundamental Change Purchase Notice"               3.08
"Future Guarantor"                                 5.11
"in connection with"                               4.10
"Initial Period"                                  11.03
"Issuer Fundamental Change Notice"                 3.08
"Legend"                                           2.13
"Make Whole Premium"                               4.01
"Non-Payment Default"                             11.03
"Notice of Default"                                7.01
"Outstanding"                                      2.09
"Paying Agent"                                     2.03
"Payment Default"                                 11.03
"Primary Registrar"                                2.03

Term                                     Defined in Section
----                                     ------------------
"Purchased Shares"                                 4.06
"purchases"                                        4.06
"Put Right Purchase Date"                          3.12
"Put Right Purchase Notice"                        3.12
"Put Right Purchase Price"                         3.12
"record date"                                      4.06
"QIB"                                              2.01
"Registrar"                                        2.03
"Remaining Shares"                                 4.13
"Required Filing Date"                             5.06
"Rights"                                           4.07
"Rights Plan"                                      4.06
"Special Payment Date"                             2.16
"Spinoff Securities"                               4.06
"Spinoff Valuation Period"                         4.06
"Surviving Entity"                                 6.01
"tender offer"                                     4.06
"tendered shares"                                  4.06
"Triggering Distribution"                          4.06

          Section 1.03. Trust Indenture Act Provisions.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.04. Rules Of Construction.

     (a) For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

          (5) the masculine gender includes the feminine and the neuter;

          (6) the terms "include", "including" and similar terms should be construed as if followed by the phrase "without limitation";

          (7) references to agreements and other instruments include subsequent amendments thereto; and

          (8) all "Article", "Exhibit" and "Section" references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

          Section 2.01. Form and Dating.

     The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated January 25, 2006 among the Company, the Guarantors and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company ("DTC", and such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

          Section 2.02. Execution and Authentication.

     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $375,000,000, except as provided in Sections 2.07 and 2.08.

     (b) The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, its Executive Vice President-Finance or one of its Executive Vice Presidents or Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

     (c) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     (d) No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     (e) Each Security shall be dated the date of its authentication.

     (f) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $375,000,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

     (g) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     (h) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     (i) In case the Company or any Guarantor, pursuant to Article 6, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 6, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          Section 2.03. Registrar, Paying Agent and Conversion Agent.

     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented or surrendered for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).

     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

          Section 2.04. Paying Agent To Hold Money In Trust.

     Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund for the benefit of Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (including Additional Interest or Contingent Interest, if any) on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

          Section 2.05. Conversion Agent To Hold Money In Trust.

     The Company shall require each Conversion Agent (that is not the Trustee) to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

          Section 2.06. Lists of Holders of Securities.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.

          Section 2.07. Transfer and Exchange.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(a), 3.06, 4.02(e) or 10.06.

     (b) Neither the Company, any Registrar nor the Trustee shall be required
(a) to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased), (b) to issue, register the transfer of, or exchange Securities for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (c) to register the transfer of or exchange any Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.08. Replacement Securities.

     (a) If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor shall execute a replacement Guarantee.

     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

     (c) Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.

     (d) Every new Security and Guarantee issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     (e) The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 2.09. Outstanding Securities.

     (a) Securities outstanding ("Outstanding") at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.

     (b) If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     (c) If a Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds in respect of the Outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.

     (d) Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

          Section 2.10. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

          Section 2.11. Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive

Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

          Section 2.12. Cancellation.

     The Company and any Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Redemption Date or the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

          Section 2.13. Legend; Additional Transfer and Exchange Requirements.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the restrictive legends set forth in the third, fourth and fifth paragraphs on the forms of the face of Securities attached as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company or the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or
(2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security of like tenor and aggregate principal amount that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

     (c) Subject to Section 2.13(b), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company or the Registrar, as the case may be, and addressed to the Company or the Registrar, as the case may be, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee or the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

     As used in Sections 2.13(c) and (d), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (e) The provisions below shall apply only to Global Securities:

          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

          (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a "clearing agency", (B) the Company executes and delivers to the Trustee an Officer's Certificate to the effect that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing with respect to the Securities and the Registrar has received a request from the Depositary. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclauses (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (3) Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (4) Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          (7) At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section
     2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

          Section 2.14. CUSIP Numbers.

     The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the "CUSIP" numbers.

          Section 2.15. Calculations.

     The calculation of the Redemption Price, Fundamental Change Purchase Price, Conversion Rate, Conversion Price and each other calculation to be made hereunder shall be the obligation of the Company, except for such calculations required by clause (1) of Section 4.01(a), which will be determined by the Conversion Agent, on behalf of the Company. All calculations made by the Company as contemplated pursuant to this Section 2.15 or otherwise pursuant to the Securities shall be made in good faith and shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations made by the Company, and the Trustee is entitled to conclusively rely upon the accuracy of the Company's calculation without independent verification thereof. The Company shall provide a schedule of its calculations to the Trustee upon the Trustee's request, certified by an officer, promptly after making such calculations.

          Section 2.16. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on the Final Maturity Date of such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the "Special Payment Date"), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the

Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     All references to "interest" in this Indenture include, without limitation, all rights to the payment of Additional Interest, in accordance with the terms of the Registration Rights Agreement, and Contingent Interest.

          Section 2.17. Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                    ARTICLE 3

                             REDEMPTION AND PURCHASE

          Section 3.01. Election To Redeem; Notice to Trustee.

     (a) No sinking fund is provided for the Securities. Prior to April 6, 2011, the Securities shall not be redeemable. On or after April 6, 2011, the Company may, at its option, redeem the Securities for cash at the Redemption Price, as a whole at any time or from time to time in part, on any Redemption Date (or in the case of multiple redemptions, Redemption Dates) fixed by the Company. If a Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include the interest on the Securities payable on such Interest Payment Date.

     (b) If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee (at least five Business Days prior to the date on which such notice must be delivered to the Holders) on a date at least 30 days and no more than 60 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed. The record date relating to a redemption shall be selected by the Company and given to the Trustee and shall not be less than five days after the date of notice to the Trustee (or such shorter period satisfactory to the Trustee).

          Section 3.02. Selection of Securities to be Redeemed.

     (a) If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities Outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount selected for the redemption) to be part of the portion selected for redemption. Securities which have been converted subsequent to the Trustee's selection of Securities to be redeemed but prior to redemption of such Securities, shall be treated by the Trustee as outstanding for the purpose of such selection.

          Section 3.03. Notice of Redemption.

     (a) If the Company elects to redeem Securities pursuant to Section 3.01, at least 30 days but not more than 60 days before the applicable Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

     (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the then effective Conversion Rate;

          (4) the name and address of each Paying Agent and Conversion Agent;

          (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

          (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 5 of the Securities and Article 3 and Article 4 of this Indenture;

          (7) that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest (including Contingent Interest, if any) will cease to accrue on and after the Redemption Date;

          (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (9) if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the principal amounts of the particular Securities to be redeemed.

     (c) If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall set forth all relevant information required by clauses (1) through (9) of Section 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company must make such request in writing at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to the Holders in accordance with this Section 3.03.

          Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of this Indenture. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price and such Securities shall no longer be convertible in accordance with this Indenture.

          Section 3.05. Deposit of Redemption Price.

     (a) Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the cancellation of Securities or the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     (b) If a Paying Agent holds, in accordance with the terms hereof, an amount of money sufficient to pay the Redemption Price of any Security (or portion thereof) for which a notice of redemption has been tendered and not withdrawn in accordance with this Indenture then, on the Redemption Date, such Security (or portion thereof) will cease to be outstanding and interest shall cease to accrue, whether or not the Security (or portion thereof) is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

          Section 3.06. Securities Redeemed in Part.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered, provided that each new Security will be in a principal amount of $1,000 or any integral multiple thereof.

          Section 3.07. Conversion Arrangement on Call for Redemption.

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price with respect to such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such investment banks or other purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption, other than Securities or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation or have been converted. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of the close of business on the second Business Day immediately preceding the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          Section 3.08. Purchase of Securities at Option of the Holder Upon a Fundamental Change.

     (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to purchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or any integral multiple thereof) at the Fundamental Change Purchase Price, on the date specified by the Company that is 30 Business Days after the later of the Fundamental Change Effective Date and the date the Issuer Fundamental Change Notice is given by the Company pursuant to subsection 3.08(b) (the "Fundamental Change Purchase Date").

     (b) On or before the 30th day after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (the "Issuer Fundamental Change Notice"). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:

          (1) the events causing such Fundamental Change;

          (2) the date (or expected date) of such Fundamental Change;

          (3) the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.08;

          (4) the Fundamental Change Purchase Date;

          (5) the Fundamental Change Purchase Price;

          (6) the Holder's right to require the Company to purchase the Securities;

          (7) the name and address of each Paying Agent and Conversion Agent;

          (8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

          (9) the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (10) the procedures that the Holder must follow to exercise rights under this Section 3.08;

          (11) the procedures for withdrawing a Fundamental Change Purchase Notice;

          (12) that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Purchase Date; and

          (13) the CUSIP number of the Securities.

     At the Company's written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company's name and at the Company's expense; provided, that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

     (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading "Fundamental Change Purchase Notice" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's Applicable Procedures) of the exercise of such rights (a "Fundamental Change Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

          (1) The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

          (2) The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

          (3) The Company shall only be obliged to purchase, pursuant to this
     Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

          (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

          (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

          (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     (d) The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities to be purchased pursuant to this Section 3.08.

          Section 3.09. Effect of Fundamental Change Purchase Notice.

     (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.09(b) or the Securities have previously been submitted for conversion) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.

     (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

          Section 3.10. Deposit of Fundamental Change Purchase Price.

     (a) On or before 10:00 a.m. New York City time on the Business Day following the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.

     (b) If a Paying Agent or the Trustee holds on, or the Business Day following, the Fundamental Change Purchase Date, in accordance with the terms hereof, an amount of money sufficient to pay the Fundamental Change Purchase Price of any Security (or portion thereof) for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security shall cease to be outstanding, interest (including Additional Interest and Contingent Interest, if any), shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Security as aforesaid).

     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

     (d) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

          Section 3.11. Repayment to the Company.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

          Section 3.12. Purchase of Securities at Option of the Holder on Specified Dates.

     (a) Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this
Section 3.12 and paragraph 8 of the Securities promptly on April 1, 2011, April 1, 2016 and April 1, 2021 (each, a "Put Right Purchase Date"), or the time of the surrender of the Securities, if later, for cash at a purchase price equal to 100% of the principal amount of the surrendered Securities together with accrued but unpaid interest, if any, and Contingent Interest, if any, up to but excluding the applicable Put Right Purchase Date (the "Put Right Purchase Price"). If the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, interest, including Contingent Interest, if any, on the Securities payable on such Interest Payment Date will be payable to the Holders in whose name the Securities are registered at the close of business on such Regular Record Date.

     (b) Unless the Company has issued a notice to redeem the Securities pursuant to Section 3.03 hereof, the Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial Holders as required by applicable law not less than 20 Business Days prior to each Put Right Purchase Date (the "Company Put Right Notice"). Each Company Put Right Notice shall include a form of Put Right Purchase Notice (defined below) to be completed by a Holder and shall state:

          (1) the Put Right Purchase Price, for the applicable Put Right Purchase Date and the Conversion Rate then in effect;

          (2) the name and address of the Paying Agent and the Conversion Agent;

          (3) that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article 4 hereof and paragraph 9 of the Securities and only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (4) that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;

          (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

          (6) the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;

          (7) the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.12(g));

          (8) that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and interest (including Contingent Interest, if any) on such Securities will cease to accrue on and after the Put Right Purchase Date; and

          (9) the CUSIP number of the Securities.

     (c) If any of the Securities are to be purchased in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to such purchases of Global Securities.

     (d) At the Company's written request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Company Put Right Notice must be given in accordance with this Section 3.12.

     (e) To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (which shall be in substantially the form attached as Exhibit A under the heading "Put Right Purchase Notice" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's Applicable Procedures) (each, a "Put Right Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

          (1) certificated Securities have been issued, the certificate number of the Security that the Holder will deliver to be purchased (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases);

          (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof; and

          (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section
     3.12 and paragraph 8 of the Securities.

     (f) The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn (provided that the Securities have not previously been submitted for conversion), upon the later of (A) the applicable Put Right Purchase Date (provided that the conditions in this Section
3.12 have been satisfied) and (B) delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section
3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company. Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article 4, may not be converted pursuant to Article 4 on or after the date of the delivery of such Put Right Purchase Notice unless such Put Right Purchase Notice has first been validly withdrawn in accordance with Section 3.12(g) with respect to the Securities to be converted.

     (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section
3.12 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the applicable Put Right Purchase Date by delivery of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal to the Paying Agent specifying:

          (1) the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,

          (2) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and

          (3) the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company, which portion must be a principal amount of $1,000 or an integral multiple thereof.

     (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof. The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Put Right Purchase Notice has been withdrawn in compliance with this Indenture.

     (i) On or before 10:00 a.m. New York City time on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

          (1) If a Paying Agent or the Trustee holds on the Business Day after the Put Right Purchase Date, in accordance with the terms hereof, an amount of money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, immediately after the applicable Put Right Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security will cease to be outstanding, interest (including Additional Interest and Contingent Interest, if any) shall cease to accrue and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price upon delivery of the Security as aforesaid).

          (2) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

     (j) The Company shall only be obligated to purchase, pursuant to this
Section 3.12, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Section 3.13. Securities Purchased In Part.

     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          Section 3.14. Compliance With Securities Laws Upon Purchase of Securities.

     In connection with any offer to purchase Securities under Section 3.08 or
Section 3.12, the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.12 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

          Section 3.15. Purchase of Securities In Open Market.

     The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12. The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements.

                                    ARTICLE 4

                                   CONVERSION

          Section 4.01. Conversion Privilege and Conversion Rate.

     (a) Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.13, and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless previously redeemed by the Company or purchased by the Company at the Holders' option, at the Conversion Rate in effect at such time, determined as hereinafter provided, and subject to the adjustments described below, only under the following circumstances:

          (1) during any calendar quarter commencing after March 31, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 120% of the applicable Conversion Price on the last day of such preceding fiscal quarter;

          (2) until the close of business on the second Business Day immediately preceding the Redemption Date if the Company elects to redeem the relevant Security pursuant to Section 3.01;

          (3) if the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the date of issuance, Common Stock, or securities convertible into Common Stock, at less than, or having a Conversion Price per share less than, the then current Closing Price per share of the Common Stock;

          (4) if the Company distributes to all holders of Common Stock assets, cash, debt securities or rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 20.0% of the Closing Price per share of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

          (5) if the Company is a party to any transaction or event (including, but not limited to, any consolidation, merger or binding share exchange, other than changes resulting from a subdivision or combination) pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property;

          (6) if a Fundamental Change occurs;

          (7) at any time during the period beginning 10 Trading Days prior to the Final Maturity Date and ending at the close of business on the Business Day immediately preceding the Final Maturity Date; or

          (8) on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(e)(ii), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities.

     (b) In the case of a distribution contemplated by clauses (3) and (4) of
Section 4.01(a), the Company shall notify Holders and the Trustee at least 20 days prior to the ex-dividend date (defined below) for such distribution (the "Distribution Notice"); provided that if the Company distributes rights pursuant to a stockholder rights agreement, it shall give the Distribution Notice on the first Business Day immediately after the Company is required to give notice generally to its stockholders pursuant to such stockholder rights agreement if such date is less than 20 days prior to the date of such distribution. Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company's announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution. The "ex-dividend date" is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).

     (c) In the case of a transaction contemplated by clause (5) of Section 4.01(a) (regardless of whether the transaction constitutes a Fundamental Change), the Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction, or, if such transaction also constitutes a Fundamental Change, no later than the date the Issuer Fundamental Change Notice is provided). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the earlier of the date which is 15 days after the actual effective date of such transaction or the date of the Company's announcement that such transaction will not take place.

     (d) In the case of a Fundamental Change, the Company shall notify the Holders of Securities and the Trustee at least 15 days prior to the anticipated effective date of any Fundamental Change that the Company knows or reasonably should know will occur (a "Fundamental Change Conversion Notice"). If the Company does not know, or should not reasonably know, that a Fundamental Change will occur until the date that is within 15 days before the anticipated effective date of such Fundamental Change, the Company shall deliver a Fundamental Change Conversion Notice to the Holders and the Trustee promptly after the Company has knowledge of such Fundamental Change. Holders may surrender Securities for conversion at any time beginning 15 days before the anticipated effective date of a Fundamental Change and until the Trading Day immediately preceding the Fundamental Change Purchase Date (unless the Company shall fail to make the Fundamental Change Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased. Delivery by the Company of the Fundamental Change Conversion Notice will satisfy the Company's obligation to deliver an Issuer Fundamental Change Notice if it contains all the information that would otherwise be required in such Issuer Fundamental Change Notice.

     (e) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending March 31, 2006, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee (to the extent the Trustee is not also serving as the Conversion Agent) and the Company in writing.

          (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (8) of Section 4.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate per $1,000 principal amount of the Securities.

         (f) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption pursuant to Section 3.01, such conversion right contemplated by clause (2) of Section 4.02(a) shall commence on the date of the notice of redemption and terminate at the close of business on the second Business Day immediately preceding the Redemption Date for such Security (unless the Company shall fail to make the Redemption Price payment when due in accordance with Section 3.05, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed). If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(d). Securities in respect of which a Fundamental Change Purchase Notice or a Put Right Repurchase Notice, as the case may be, has been delivered, if convertible pursuant to this Article 4, may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.

     (g) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     (h) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

     (i) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.

     (j) If on or prior to April 6, 2011, there shall have occurred a transaction described in clauses (1), (2), (3) or (5) of the definition of a Change in Control, and a Holder elects to convert its Securities "in connection with" such Change in Control transaction, the Company shall pay a "Make Whole Premium." by increasing the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock as provided below (the "Additional Shares"). The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Effective Date of such Change in Control and the Stock Price; provided that if the Stock Price or Fundamental Change Effective

Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the higher and lower Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the actual Stock Price on the Fundamental Change Effective Date exceeds $120.00 per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the actual Stock Price on the Fundamental Change Effective Date is less than $37.91 per share of Common Stock, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Common Stock receive only cash in the Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock in connection with the Change in Control transaction. Otherwise, the Stock Price shall be equal to the average Closing Price of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

     Make Whole Premium Upon a Fundamental Change (Number of Additional Shares)

STOCK PRICE ON
  FUNDAMENTAL                             EFFECTIVE DATE
    CHANGE       ----------------------------------------------------------------
EFFECTIVE DATE   1/31/2006   4/1/2007   4/1/2008   4/1/2009   4/1/2010   4/6/2011
--------------   ---------   --------   --------   --------   --------   --------
    $ 37.91         5.27       5.27       5.27       5.27       5.27       0.00
    $ 45.00         3.66       3.39       3.10       2.73       2.21       0.00
    $ 50.00         2.96       2.65       2.31       1.89       1.29       0.00
    $ 55.00         2.47       2.15       1.80       1.38       0.80       0.00
    $ 60.00         2.11       1.80       1.47       1.06       0.56       0.00
    $ 65.00         1.85       1.55       1.23       0.87       0.43       0.00
    $ 70.00         1.65       1.36       1.07       0.74       0.36       0.00
    $ 75.00         1.49       1.22       0.95       0.65       0.32       0.00
    $ 80.00         1.36       1.11       0.86       0.59       0.30       0.00
    $ 90.00         1.17       0.95       0.74       0.51       0.26       0.00
    $100.00         1.04       0.84       0.65       0.45       0.23       0.00
    $120.00         0.86       0.69       0.54       0.37       0.19       0.00

     The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make Whole Premium described above. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in
Section 4.06 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make Whole Premium as described above.

     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 26.3782 per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.

     (k) By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest (including Additional Interest and Contingent Interest, if any), attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

     (l) Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company's direct or indirect Subsidiaries for the purpose of changing the Company's state of incorporation to any other state within the United States or the District of Columbia.

          Section 4.02. Conversion Procedure.

     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be in substantially the form attached as Exhibit A under the heading "Conversion Notice") and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest (including Contingent Interest, if any) as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder of a Security satisfies all of those requirements is the "Conversion Date" with respect to such Security. Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, without service charge, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than 10 Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.

     (b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.

     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi annual interest (including Additional Interest and Contingent Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date. Upon surrender of any such Securities for conversion after the close of business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest (including Additional Interest and Contingent Interest, if any) payable on such corresponding Interest Payment Date; provided that no such payment need be made
(1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (3) to the extent of any overdue interest (including Additional Interest and Contingent Interest, if any), if any overdue interest (including Additional Interest and Contingent Interest, if any) exists at the time of conversion with respect to such Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest (including Additional Interest and Contingent Interest, if any) on a converted Security. Accrued and unpaid interest shall be deemed paid in full, rather than cancelled, extinguished or forfeited. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest as required by this Section 4.02(c).

     (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest (including Additional Interest and Contingent Interest, if any) payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

     (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

     (f) Upon the Company's determination that Holders are or will be entitled to convert their Securities in accordance with the provisions of this Article 4, the Company will promptly issue a press release or otherwise publicly disclose this information and use its reasonable efforts to post such information on the Company's website.

          Section 4.03. Fractional Shares.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the applicable portion of the average of the Closing Prices of Common Stock for each of the 10 consecutive Trading Days of the Conversion Reference Period rounding to the nearest whole cent.

          Section 4.04. Taxes on Conversion.

     If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

          Section 4.05. Company To Provide Common Stock.

     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

     (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have listed such shares of Common Stock on the New York Stock Exchange, or each national securities exchange or over the counter market or such other market on which the Common Stock is then listed or quoted.

          Section 4.06. Adjustment of Conversion Rate.

     (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this Section 4.06 and otherwise in this Indenture, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

          (3) If the Company shall issue any rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause
     (8) of this Section 4.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the Conversion Price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (4) If the Company shall make a dividend or other distribution to all holders of its Common Stock of shares of its Capital Stock, other than Common Stock, or evidences of indebtedness or other assets (including securities) of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3),
     (y) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 4.10 and (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6)) (the "Distributed Securities"), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date (as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution)) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be the Current Market Price per share on such record date less the fair market value (as determined by reference to the Current Market Price of the Distributed Securities) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

               If the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

               Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the "Spinoff Securities"), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the 10 consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the New York Stock Exchange, Nasdaq National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the product of (i) the average Closing Price over the Spinoff Valuation Period of the Spinoff Securities multiplied by (ii) the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

          (5) With respect to any rights or warrants (the "Rights") that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a "Rights Plan"), in lieu of any adjustment required by any other provision of this Section 4.06 to the extent that such Rights Plan is in effect at the time of any conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan and the Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(a). Other than as specified in this clause
     (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

          (6) If the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) in excess of $0.12 per share of Common Stock in respect of each fiscal quarter, whether or not paid in such fiscal quarter (the "Dividend Threshold Amount"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a "Determination Date") by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount by which such Triggering Distribution exceeds the Dividend Threshold Amount applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount by which such Triggering Distribution exceeds the Dividend Threshold Amount applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared. The Dividend Threshold Amount is subject to adjustment as a result of the events set forth in this
     Section 4.06(a) giving rise to an adjustment of the Conversion

     Rate; provided that no adjustment will be made to the Dividend Threshold Amount as a result of any event described in this clause (6) of Section 4.06(a).

          (7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
     (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

          For purposes of this Section 4.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (8) For the purpose of any computation under this Section 4.06(a), the current market price (the "Current Market Price") per share of Common Stock or any Distributed Security on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive Trading Days ending on the earlier of (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.06(a) or (B) the "ex-date" with respect to distributions, issuances or other events requiring such computation under this Section 4.06.

     (b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

     (c) For purposes of this Section 4.06, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (d) For purposes hereof, the term "ex date" means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Current Market Price was obtained after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

     (e) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company's Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

     (f) Notwithstanding the provisions set forth in Section 4.06(a), in no event shall the total number of shares of Common Stock issuable upon conversion of a Security exceed 26.3782 per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a).

          Section 4.07. No Adjustment.

     (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into shares of Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

     (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

     (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     (d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

     (e) No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest on the Securities.

     (f) Except as otherwise provided herein, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

          Section 4.08. Notice of Adjustment.

     Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail, or cause the Trustee or Conversion Agent to mail (as provided below), to Holders a notice of the adjustment and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Trustee or Conversion Agent will promptly mail such notice to Holders of Securities at the Company's expense. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer's Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

          Section 4.09. Notice of Certain Transactions.

     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this
Section 4.09.

          Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

     (a) If any of following events occur (each, a "Business Combination"), namely:

          (1) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of subdivision or a combination,

          (2) a consolidation, merger or combination of the Company with another Person, or

          (3) a sale, lease or other transfer to another Person of consolidated assets of the Company and its Subsidiaries substantially as an entirety, or

          (4) any statutory share exchange of the Company with another person, in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock immediately prior to such Business Combination; provided, that Holders shall not be entitled to receive a Make Whole Premium if such Holder does not convert its Securities "in connection with" (as defined below) the relevant Fundamental Change. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by stockholders of the Company, and
(b) two Trading Days prior to the anticipated effective date of the Business Combination. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by issuing a press release or providing other notice deemed appropriate by the Company, and by providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed more than 10 days beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof.

     For purposes of this Article 4, a conversion of Securities will be deemed to be "in connection with" a Fundamental Change if the notice of conversion is received by the Conversion Agent from and including the date that is 10 Trading Days prior to the anticipated effective date of the Fundamental Change and prior to and including the close of business on the Business Day prior to the Fundamental Change Purchase Date.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations.

     The Company shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this
Section 4.10.

     None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to convert its Securities into Common Stock prior to the effective date of a Business Combination.

     If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply.

     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee
(1) an Officer's Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

          Section 4.11. Trustee's Disclaimer.

     (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer's Certificate and Opinion of Counsel, including the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4, including, without limitation, whether or not a Supplemental Indenture is required to be executed.

     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer's Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.

          Section 4.12. Voluntary Increase.

     The Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to stockholder approval requirements, if any, of any relevant national securities exchange or automated dealer quotation system, by any amount for any period of time of at least 20 days, in which case, the Company will provide at least 10 days' notice of such increase. In addition, the Company may increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes.

     Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 26.3782 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.

          Section 4.13. Payment of Cash in Lieu of Common Stock.

     (a) In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered: (A) cash in an amount equal to the lesser of
(1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the "Remaining Shares") equal to the sum of the Daily Share Amounts for each of the 10 consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the Company's right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 4.13(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).

     (b) The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.13(a). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the "Cash Percentage"). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and
(3) the Closing Price of the Company's Common Stock on such Trading Day (provided that after the consummation of a Change in Control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of Common Stock in such Change in Control). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities.

     (c) For the purposes of Sections 4.13(a) and (b), in the event that any of Conversion Value, Daily Conversion Value, Daily Share Amounts, or Closing Price is not calculable for all portions of the Conversion Reference Period, the Company's Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Conversion Value, Daily Share Amounts, and Closing Price, as applicable.

                                    ARTICLE 5

                                    COVENANTS

          Section 5.01. Payment of Securities.

     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest or Contingent Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company)(or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, the Put Right Purchase Price, the Fundamental Change Purchase Price, and interest (including Contingent Interest and Additional Interest, if any), in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of the Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners hereof.

          Section 5.02. SEC Reports

     (a) The Company and each Guarantor, as the case may be, shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of all annual reports, quarterly reports and other documents that the Company or any Guarantor files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee.

     (b) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or any Guarantor's, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee may assume that any reports required to be filed under subsection (a) above have been filed with the SEC and shall have no obligation to verify any such filing.

          Section 5.03. Compliance Certificates.

     The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officer's Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer's Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          Section 5.04. Further Instruments and Acts.

     Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 5.05. Maintenance of Corporate Existence.

     Subject to Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

          Section 5.06. Rule 144A Information Requirement.

     So long as any of the Securities remain outstanding, if at any time the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Securities have been registered under the Securities Act or until such time as the Holders of the Securities have disposed of such Securities pursuant to an effective registration statement under the Securities Act or until such time when the Holders, other than Holders that are Affiliates of the Company, are able to sell all such Securities immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act or any successor thereto.

          Section 5.07. Stay, Extension And Usury Laws.

     The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or a Guarantor from paying all or any portion of the principal of or accrued but unpaid interest (including Contingent Interest or Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.08. Payment of Additional Interest.

     If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officer's Certificate to that effect within 30 days of such obligation arising stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the record date for the payment of such Additional Interest and the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate within 30 days of such payment setting forth the particulars of such payment, and if such direct payment is made there shall be no other obligation hereunder to pay such Additional Interest.

          Section 5.09. Maintenance of Office or Agency.

     The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section 5.10. No Layering of Indebtedness.

     The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities. For purposes of this Section 5.10, Section 11.01 and
Section 12.15, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

          Section 5.11. Note Guarantees.

     (a) The Company shall not cause any future wholly owned Domestic Subsidiary, other than a Guarantor or any other Subsidiary with a Consolidated Equity of less than $100,000, directly or indirectly, to become a guarantor or an obligor with respect to any other Indebtedness of the Company or any Subsidiary thereof incurred in the United States unless such Subsidiary (a "Future Guarantor") becomes a Guarantor under this Indenture at the times set forth below except that (i) if such Indebtedness is by its terms Senior Debt, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be senior to such Subsidiary's Guarantee of the Securities to the same extent as such Senior Debt is senior to the Securities; and (ii) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities; provided, however, that, so long as the Company shall be required by the Registration Rights Agreement to maintain an effective shelf registration statement covering resales by Holders of Securities and the Common Stock issuable upon conversion of Securities, the Company shall not be required to cause any Future Guarantors to become Guarantors until the earlier of such time as (A) the aggregate Consolidated Equity of all such future wholly owned Domestic Subsidiaries who have not become Guarantors equals or exceeds $50.0 million and (B) twelve months shall have elapsed since the Company last caused Future Guarantors to become Guarantors under this Indenture.

     (b) Once each fiscal quarter, the Company shall cause each Subsidiary thereof who is to become a Guarantor pursuant to Section 5.11(a) to (i) execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary of the Company and constitutes a valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary of the Company shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.

     (c) Notwithstanding the foregoing, each Guarantee by a Guarantor of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Indebtedness of the Company or any of its Subsidiaries or (ii) the release by the holders of the other Indebtedness of the Company of their guarantee of Indebtedness by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Subsidiary, or
(B) the holders of all such other Indebtedness of the Company or another Subsidiary which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness) or (iii) such Subsidiary ceasing to be a wholly owned Subsidiary of the Company.

          Section 5.12. Tax Treatment of Securities.

     (a) The parties hereto hereby agree, and by the purchase or acceptance of a Security or a beneficial interest in a Security, each Holder and each beneficial owner of a Security hereby agrees, for all U.S. federal income tax purposes (in the absence of a change in applicable law requiring a contrary treatment):

          (1) to treat the Securities as indebtedness of the Company;

          (2) to treat the Securities as indebtedness that is subject to U.S. Treasury Regulation section 1.1275-4(b); and

          (3) to treat the fair market value of any Common Stock paid to and received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest in a Security as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b) that will result in an adjustment under U.S. Treasury Regulation section 1.1275-4(b)(3)(iv) and U.S. Treasury Regulation section 1.1275-4(b)(6).

     (b) Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Securities:

          (1) The Company hereby agrees, and by the purchase or acceptance of a Security or a beneficial interest in a Security, each Holder and each beneficial owner of a Security hereby agrees, for United States federal income tax purposes, to accrue interest with respect to outstanding Securities (in the case of the Company) or with respect to its Security or beneficial interest in a Security (in the case of a Holder or beneficial owner of a Security) as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b), using the comparable yield, as defined in U.S. Treasury Regulation section 1.1275-4(b)(4)(i), for the Securities of 8.25%, compounded semi-annually (the "Comparable Yield") and the projected payment schedule attached as Annex A of this Indenture (the "Projected Payment Schedule") (in the case of the Comparable Yield and the Projected Payment Schedule, in the absence of an administrative determination or judicial ruling to the contrary);

          (2) The Company hereby acknowledges and agrees, and by the purchase or acceptance of a Security or a beneficial interest in a Security, each Holder and each beneficial owner of a Security hereby acknowledges and agrees, that (i) the Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Securities and beneficial interests in the Securities and (ii) the Comparable Yield and Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities or the value at any time of any Common Stock that may be received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest therein; and

          (3) The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b), to account for the amount of any difference between the amount of an actual payment and the amount a projected payment.

                                    ARTICLE 6

                      CONSOLIDATION; MERGER; SALE OF ASSETS

          Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.

     (a) The Company shall not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person, (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or (3) permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

          (1) either (A) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, as the case may be, and the Securities and this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented;

          (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

          (3) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and under the Securities; and

          (4) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect of such transaction comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor), (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

          (1) either (A) the Guarantor will be the continuing corporation (in the case of a consolidation or merger involving the Guarantor) or (B) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") is duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the

     Trustee, all the obligations of such Guarantor under its Guarantee of the Securities, this Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect;

          (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

     (c) Notwithstanding the foregoing, the provisions of Section 6.01(b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with paragraph (c) under Section 5.11.

     Notwithstanding the foregoing, nothing herein shall prohibit (a) a merger or consolidation of the Company or any of the Guarantors into an Affiliate incorporated in the United States solely for the purpose of changing the entity's jurisdiction of incorporation; or (b) a Guarantor from selling, assigning, conveying, transferring, leasing or otherwise disposing of all or substantially all of its properties and assets on a Consolidated basis, for Fair Market Value, to any Person or group of Persons, without such Person or group of persons becoming a Guarantor of the Securities and the Indenture Obligations. For the purposes of this paragraph (b), "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, and shall be determined by the Board of Directors of the Company acting in good faith.

          Section 6.02. Successor Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be, the predecessor shall not be released from the payment of principal and interest on the Securities or its Guarantee, as the case may be.

                                    ARTICLE 7

                              DEFAULT AND REMEDIES

          Section 7.01. Events of Default.

     (a) An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Company shall fail to pay when due the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Purchase Price of any Security, including any Make Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon purchase, acceleration or otherwise, and whether or not prohibited by Article 11 of this Indenture; or

          (2) the Company shall fail to pay an installment of cash interest (including Contingent Interest or Additional Interest, if any) on any of the Securities, which default continues for 30 days after the date when due, and whether or not prohibited by Article 11 of this Indenture; or

          (3) the Company shall fail to deliver when due all cash and any shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days, and whether or not permitted by Article 11 of this Indenture; or

          (4) the Company shall fail to deliver an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in
     Section 3.08(b) hereof; or

          (5) the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

          (6) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary thereof then has outstanding Indebtedness in excess of $25,000,000 in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final maturity or (ii) such default or defaults resulted in the acceleration of the final stated maturity of such Indebtedness; or

          (7) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee; or

          (8) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary thereof in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary thereof bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary thereof under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary thereof or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (9) (i) the Company or any Significant Subsidiary thereof commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary thereof consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary thereof files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Subsidiary thereof (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary thereof takes any corporate action in furtherance of any such actions in this paragraph
     (9).

     (b) Notwithstanding Section 7.01(a) no Event of Default under clause (5) of
Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a "Notice of Default"), and the Company does not cure the Default within the time specified in clause (5) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.

     (c) The Company will deliver to the Trustee, within 10 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

          Section 7.02. Acceleration.

     If an Event of Default (other than an Event of Default specified in clause
(8) or (9) of Section 7.01(a)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest (including Contingent Interest, if any) on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and interest (i) shall become due and payable immediately or (ii) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement. If an Event of Default specified in clause (8) or (9) of Section 7.01(a) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Contingent Interest, if any), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

     After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          (2) all overdue interest on all Outstanding Securities,

          (3) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

          (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest (including Contingent Interest, if any) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company and each Guarantor covenant that if

     (a) default is made in the payment of any interest (including Contingent Interest, if any) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor will, subject to Articles 11 and 12, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest (including Contingent Interest, if any), with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to
Section 7.12. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 7.04. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 7.05. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 7.06. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
          Section 8.06;

               SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest (including Contingent Interest, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest (including Contingent Interest, if any); and

               THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section 7.07. Limitation on Suits.

     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 7.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.16) interest (including Contingent Interest, if any) on such Security on the Stated Maturities expressed in such Security (or, in the case of redemption or purchase pursuant to Article 3 hereof, on the Redemption Date, the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 7.09. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 7.10. Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 7.12. Control by Holders.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 7.07) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

          (b) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 7.13. Waiver of Past Defaults.

     Subject to Section 7.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all outstanding Securities waive any past Default hereunder and its consequences, except a Default:

     (a) in the payment of the principal amount, accrued and unpaid interest (including Contingent Interest, if any), accrued and unpaid Additional Interest, Put Right Purchase Price or Fundamental Change Purchase Price, if any and as applicable, or to deliver Common Stock as required, with respect to the Securities (which may only be waived with the consent of each Holder of the Securities affected); or

     (b) of the provisions of Article 11 and Article 12 relating to subordination that adversely affect the rights of Holders (which may only be waived with consent of the Holders of 75% in aggregate principal amount of the Securities then outstanding); or

     (c) in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 7.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest (including Contingent Interest, if any) on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or purchase pursuant to Article 3 hereof, on the Redemption Date, the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be).

          Section 7.15. Remedies Subject to Applicable Law.

     All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                    ARTICLE 8

                                     TRUSTEE

          Section 8.01. Duties of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

          (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (b) except during the continuance of a Default or an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

               (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

          (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this clause (c) does not limit the effect of clause (b) of this Section 8.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

          (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses
     (a), (b), (c) and (d) and (f) of this Section 8.01; and

          (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 8.02. Notice of Default.

     Within 30 days after a Trust Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest (including Contingent Interest, if any) on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 8.03. Certain Rights of Trustee.

     Subject to the provisions of Section 8.01 hereof and TIA Sections 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of Securities.

          (i) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

          Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 8.05. Trustee and Agents May Hold Securities; Collections;
etc.

     The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section 8.06. Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article 9, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the directions of the Company.

          Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a prior claim to Holders of Securities on all money or property held or collected by the Trustee other than money or property held in trust for the benefit of the Holders of particular Securities.

          Section 8.08. Conflicting Interests.

     The Trustee shall comply with the provisions of Section 310(b) of the TIA

          Section 8.09. Trustee Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $100,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

          Section 8.10. Resignation and Removal; Appointment of Successor
Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

          (2) the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within

60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to
Section 7.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

          Section 8.11. Acceptance of Appointment by Successor.

     (a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     (b) No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.

     (c) Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section
8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

          Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 8.13. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          Section 8.14. Reports By Trustee.

     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the TIA, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

     (b) A copy of each report transmitted to Holders pursuant to this Section
8.14 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

                                    ARTICLE 9

                     SATISFACTION AND DISCHARGE OF INDENTURE

          Section 9.01. Satisfaction and Discharge of Indenture.

     This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either

               (1) all such Securities previously authenticated and delivered (except (A) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.08 or (B) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Sections 2.04 and 2.05) have been delivered to the Trustee for cancellation; or

               (2) all such Securities not theretofore delivered to the Trustee for cancellation,

                    (A) have become due and payable, whether at the Final
               Maturity Date or any Redemption Date, or any Put Right Purchase Date, or a Fundamental Change Purchase Date, or upon conversion or otherwise, or

                    (B) are to be called for redemption within one year under
               arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

provided in the case of clause (B), that

               (1) the Company or a Guarantor has deposited with the Trustee, a Paying Agent or a Conversion Agent, if applicable (other than the Company or any of its Affiliates) as trust funds in trust for the benefit of the Holders an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on such Securities, not theretofore delivered to the Trustee for cancellation, for principal and interest (including Contingent Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Redemption Date, Final Maturity Date, Put Right Purchase Date or a Fundamental Change Purchase Date, as the case may be;

               (2) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

               (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee each stating that (A) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

          (b) Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 8.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 9.01, the obligations of the Trustee under Section 9.02 and the last paragraph of Section 2.04 shall survive.

          Section 9.02. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the

Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

          Section 9.03. Reinstatement.

     If the Trustee, any Paying Agent or any Conversion Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee, such Paying Agent or such Conversion Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee, such Paying Agent or such Conversion Agent.

                                   ARTICLE 10

                       AMENDMENTS; SUPPLEMENTS AND WAIVERS

          Section 10.01. Without Consent of Holders.

     (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities or the Note Guarantees without notice to or consent of any Holder of a Security for the purpose of:

          (1) evidencing a successor to the Company or any Guarantor and the assumption by that successor of the Company's or such Guarantor's obligations under this Indenture, the Securities and the Guarantees;

          (2) adding to the Company's or any Guarantor's covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company or any Guarantor;

          (3) securing the Company's and any Guarantor's obligations in respect of the Securities;

          (4) adding a guarantor or guarantors of the Securities or releasing any Guarantor in accordance with the terms of the Indenture;

          (5) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;

          (6) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

          (7) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section
     4.10 and Article 6);

          (8) increasing the Conversion Rate, (A) in accordance with the terms of the Securities or (B) provided that the increase will not adversely affect the interests of Holders;

          (9) curing any ambiguity, omission or inconsistency in this Indenture or correcting or supplementing any defective provision contained in this Indenture;

          (10) allowing any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Securities; or

          (11) making any change that will not adversely affect the interests of the Holders in any material respect.

          Section 10.02. With Consent of Holders.

     (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities and/or the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities). However, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

          (1) alter the manner of calculation or rate of accrual of interest, including Contingent Interest, if any, on any Security or change the time of payment of any installment of interest on, or any Additional Interest with respect to, any Security;

          (2) make any of the Securities payable in money or securities other than that stated in the Securities;

          (3) change the stated maturity of any Security;

          (4) reduce the principal amount, redemption price, Put Right Purchase Price or Fundamental Change Purchase Price (including any Make-Whole Premium) payable with respect to any of the Securities;

          (5) make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;

          (6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

          (7) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security; or

          (8) change the provisions in this Indenture that relate to modifying or amending this Indenture or waiving any past Default.

     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company or any Guarantor with the restrictive provisions of this Indenture, and
(ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest (including Contingent Interest, if any), accrued and unpaid Additional Interest, Put Right Purchase Price or

Fundamental Change Purchase Price, if any and as applicable, or to deliver Common Stock as required, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

     (c) The Holders of 75% in aggregate principal amount of the Securities then outstanding is required for any amendment to, or waiver of, the provisions of
Article 11 that adversely affects the rights of Holders.

     (d) Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

     It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 10.03. Execution of Supplemental Indentures and Agreements.

     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this
Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 13.04, and (subject to TIA Sections 315(a) through 315(d) and Section 603(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

          Section 10.04. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 10.05. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 10.06. Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          Section 10.07. Notice of Supplemental Indentures.

     Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 13.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 10.08. Rights of Holders of Senior Debt.

     No amendment, modification or waiver of this Indenture or the Securities shall adversely affect the rights of any holder of Senior Debt or Senior Guarantor Indebtedness under the subordination provisions included in Articles 11 and 12 of this Indenture without the consent of such holder.

                                   ARTICLE 11

                                  SUBORDINATION

          Section 11.01. Agreement to Subordinate.

     The Company covenants and agrees, and each Holder of Securities, by such Holder's acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Securities and and all other Indenture Obligations is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Article 11, in right of payment to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Debt.

     This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.

          Section 11.02. Payment Over of Proceeds Upon Dissolution, etc.

     (a) In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or
(2) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Debt shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Payments) on account of the Indenture Obligations or on account of the purchase, redemption, or other acquisition of (including any conversion or cash purchase pursuant to the exercise of the Fundamental Change purchase right or otherwise), or in respect of, the Indenture Obligations (other than amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Section 9.01 of this Indenture);

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Payments), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash (or as otherwise agreed to by the holders of Senior Debt), of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     (c) in the event that, notwithstanding the foregoing provisions of this
Section 11.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Payments), in respect of the Indenture Obligations before all Senior Debt is paid in full in cash (or as otherwise agreed to by the holders of Senior Debt), then and in such event such payment or distribution (excluding Permitted Junior Payments) shall be held in Trust for the benefit of, and shall be paid over or delivered forthwith to, the holders of Senior Debt for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash (or as otherwise agreed to by the holders of Senior Debt), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 6 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article 6.

     (d) In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Contingent Interest, if any) on the Securities or to acquire any of the Securities (including any redemption, conversion or cash purchase pursuant to the exercise of the Fundamental Change purchase right or otherwise).

          Section 11.03. Suspension of Payment When Designated Senior Debt in Default.

     (a) Unless Section 11.02 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period (a "Payment Default"), no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, pursuant to Section 9.01 of this Indenture) or distribution of any assets of the Company or any Subsidiary thereof of any kind or character (excluding Permitted Junior Payments) may be made by the Company or any Subsidiary thereof on account of the Indenture Obligations, or on account of the purchase, redemption or other acquisition of or in respect of, the Indenture Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, after which the Company shall (subject to the other provisions of this Article
11) resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.

     (b) Unless Section 11.02 shall be applicable, (1) upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a "Non-Payment Default") and (2) after the receipt by the Trustee (i) if Indebtedness is outstanding under the Credit Agreement, from the agent thereunder and (ii) if no Indebtedness is outstanding under the Credit Agreement, from a Senior Representative, of written notice of such Non-Payment Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Section 9.01 of this Indenture) or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary thereof on account of the Indenture Obligations, or on account of the purchase, redemption or other acquisition of, or in respect of, the Indenture Obligations for the period specified below ("Payment Blockage Period").

     (c) The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-Payment Default (and all other Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, or (iii) the date on which such Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-Payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to any Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). The Company shall deliver a notice to the Trustee promptly after the date on which any Non-Payment Default is cured or waived or ceases to exist or on which the Designated Senior Debt related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.

     (d) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered forthwith to, the holders of the Senior Debt (pro rata to such holders) or their respective Senior Representatives, as their interests may appear, for application to Senior Debt until the Senior Debt has been paid in full in cash (or as otherwise agreed to by the holders of Senior Debt).

          Section 11.04. Notice of Acceleration of Securities.

     If payment of the Securities is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

          Section 11.05. Payment Permitted if No Default.

     Nothing contained in this Article 11, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of principal of, premium, if any, or interest (including Contingent Interest, if any) on the Securities.

          Section 11.06. Subrogation to Rights of Holders of Senior Debt.

     After the payment in full in cash (or as otherwise agreed by the holders of Senior Debt) of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest (including Contingent Interest, if any) on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

          Section 11.07. Provisions Solely to Define Relative Rights.

     The provisions of this Article 11 are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this
Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest (including Contingent Interest, if any) on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(d).


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

          Section 11.08. Trustee to Effectuate Subordination.

     Each Holder of Securities, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

     If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 7.09 hereof at least 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Senior Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to vote in respect of the claim of any Holder in any such proceeding.

          Section 11.09. No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without limiting the generality of paragraph (a) of this Section 11.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is or may be outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and
(4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 11.

          Section 11.10. Notice to Trustee.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from a Senior

Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.10 by Noon, Eastern Time, on the third Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest (including Contingent Interest, if any) on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer's Certificate to such effect.

     (b) Subject to Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 11.11. Reliance on Judicial Orders or Certificates.

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 11.

          Section 11.12. Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

          Section 11.13. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Section 11.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 11.14. No Suspension of Remedies.

     Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Debt to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 11.15. Trustee's Relation to Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this
Article 11 against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                                   ARTICLE 12

                                 NOTE GUARANTEES

          Section 12.01. Guarantee.

     For value received, each of the Guarantors, in accordance with this Article 12, hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other and with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

          Section 12.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

     (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to any ultimate balance due or remaining unpaid to the Trustee or the Holders in respect of the Indenture Obligations; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

     (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

     (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 13.02 hereof.

     (e) Except as provided herein, the provisions of this Article 12 cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

     (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

     (g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

          Section 12.03. Guarantee Absolute.

     The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

          (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

          (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

          (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

          (e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

          (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

          (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

          (h) Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

          (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

          (j) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

          (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

          (l) the sale of the Company's or any Guarantor's business or any part thereof;

          (m) subject to Section 12.13, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

          (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

          (o) subject to Section 12.13, any arrangement or plan of reorganization affecting the Company or any Guarantor;

          (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

          (q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

          (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

          (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

          Section 12.04. Right to Demand Full Performance.

     In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, subject to the subordination provisions of this Article 12, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, subject to the subordination provisions of this Article 12, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

          Section 12.05. Waivers.

     (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

     (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

          (1) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

          (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

          (3) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

          (4) mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

          Section 12.06. The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

     It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article 12 shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged.

          Section 12.07. Limitation on Guarantor Liability.

     (a) Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     (b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     (c) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article 12 until payment in full of all Indenture Obligations.

          Section 12.08. Guarantee is in Addition to Other Security.

     This Guarantee shall be in addition to and not in substitution for any other guarantees which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

          Section 12.09. No Bar to Further Actions.

     Except as provided by law, no action or proceeding brought or instituted under this Article 12 and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article 12 and this Guarantee by reason of any further default or defaults under this Article 12 and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

          Section 12.10. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 12 and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 7 or to pursue any rights or remedies hereunder or under applicable law.

          Section 12.11. Trustee's Duties; Notice to Trustee.

     (a) Any provision in this Article 12 or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

     (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

          Section 12.12. Successors and Assigns.

     All terms, agreements and conditions of this Article 12 shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article 6 hereof.

          Section 12.13. Release of Guarantee.

     Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article 12. Upon the delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

     This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 5.11(c).

          Section 12.14. Execution of Guarantee.

     (a) To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Exhibit C hereto, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by one of its Chairman of the Board, its President, its Chief Executive Officer, its President, its Chief Operating Officer, any Executive Vice President or Vice President, its Treasurer, its Assistant Treasurer, its Secretary or its Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

     (b) Any Person that was not a Guarantor on the initial Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form set forth in Exhibit B hereto, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) in the event that as of the date of such supplemental indenture any Registrable Securities (as defined in the Registration Rights Agreement) are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such Person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and
(iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

     (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

          Section 12.15. Guarantee Subordinate to Senior Guarantor Indebtedness.

     Each Guarantor covenants and agrees, and each Holder of a Guarantee, by such Holder's acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by such Guarantor's Guarantee of the Securities and the Indenture Obligations is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Article 12, in right of payment to the prior payment in full in cash (or as otherwise agreed to by the holder of Senior Guarantor Indebtedness) of all Senior Guarantor Indebtedness; provided, however, that the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor's Senior Guarantor Indebtedness.

     This Article 12 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Guarantor Indebtedness; and such provisions are made for the benefit of the holders of Senior Guarantor Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.

          Section 12.16. Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.

     (a) In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to any Guarantor or its assets, or (2) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary, or (3) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

          (1) all amounts due or to become due on or in respect of the Senior Guarantor Indebtedness shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Indebtedness) before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor Junior Payments) on account of the Guarantee of such Guarantor (other than amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Section 9.01 of this Indenture); and

          (2) any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Payments), set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this
     Article 12 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Indebtedness) of all Senior Guarantor Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 12.16, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Payments), in respect of any of the obligations of such Guarantor under the Guarantee of such Guarantor before all Senior Guarantor Indebtedness is paid in full in cash (or as otherwise agreed to by holders of Senior Guarantor Indebtedness), then and in such event such payment or distribution (excluding Permitted Guarantor Junior Payments) shall be held in trust for the benefit of, and shall be paid over or delivered forthwith to, the holders of Senior Guarantor Indebtedness for application to the payment of all Senior Guarantor Indebtedness remaining unpaid, to the extent necessary to pay all Senior Guarantor Indebtedness in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Indebtedness) after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantor Indebtedness.

     (b) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 6 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section 12.16 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article 6.

     (c) In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Guarantor Indebtedness is paid in cash or other form of payment satisfactory to the holders of Senior Guarantor Indebtedness, no payment shall be made by any Guarantor with respect to the principal of, premium, if any, or interest (including Contingent Interest, if any) on the Securities or to acquire any of the Securities (including any redemption, conversion or cash purchase pursuant to the exercise of the Fundamental Change repurchase right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Guarantor Indebtedness.

          Section 12.17. Default on Senior Guarantor Indebtedness.

     (a) Upon the maturity of any Senior Guarantor Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Indebtedness) before any payment is made by any of the Guarantors or any Person acting on behalf of any of the Guarantors in respect of the Guarantee of such Guarantor.

     (b) No payment (excluding payments in the form of Permitted Guarantor Junior Payments) shall be made by any Guarantor in respect of its Guarantee during any period in which Section 12.16 shall be applicable, while any Payment Default (as defined in Section 11.03(a) of this Indenture) exists or during any Payment Blockage Period in effect under Sections 11.03(b) and (c) of this Indenture.

     (c) In the event that, notwithstanding the foregoing, any Guarantor shall make any payment to the Trustee or the Holder of its Guarantee prohibited by the foregoing provisions of this Section 12.17, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered forthwith to, the holders of the Senior Guarantor Indebtedness (pro rata to such holders) or their respective Senior Representatives, as their interests may appear, for application to the Senior Guarantor Indebtedness until the Senior Guarantor Indebtedness has been paid in full in cash (or as otherwise agreed by the holders of Senior Guarantor Indebtedness).

          Section 12.18. Payment Permitted by Each of the Guarantors if No Default.

     Nothing contained in this Article 12, elsewhere in this Indenture or in any of the Securities shall prevent any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Guarantor referred to in Section 12.16 or under the conditions described in Section 12.17, from making payments at any time on its Guarantee.

          Section 12.19. Subrogation to Rights of Holders of Senior Guarantor Indebtedness.

     After the payment in full of all Senior Guarantor Indebtedness in cash (or as otherwise agreed by holders of Senior Guarantor Indebtedness), the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantor Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Guarantor Indebtedness until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Guarantor Indebtedness by Holders of the Securities or the Trustee, shall, as among any Guarantor, its creditors other than holders of Senior Guarantor Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of the Senior Guarantor Indebtedness.

          Section 12.20. Provisions Solely to Define Relative Rights.

     The provisions of Sections 12.15 through 12.28 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Guarantor Indebtedness on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of Senior Guarantor Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders of the Securities in respect of its obligations under the Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against each of the Guarantors of the Holders of the Securities and creditors of each of the Guarantors other than the holders of Senior Guarantor Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantors referred to in Section 12.16, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.17, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.17(c).

          Section 12.21. Trustee to Effectuate Subordination.

     Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 12 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of any Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

     If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Guarantor Indebtedness or their Senior Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of Holders of said Securities.

Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Guarantor Indebtedness or their Senior Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Guarantor Indebtedness or their Senior Representatives to vote in respect of the claim of any Holder in any such proceeding.

          Section 12.22. No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Guarantor Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Securities to the holders of Senior Guarantor Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is or may be outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness; (3) release any Person liable in any manner from the collection or payment of Senior Guarantor Indebtedness; and (4) exercise or refrain from exercising any rights against any of the Guarantors and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to
Article 7 of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 12.

          Section 12.23. Notice to Trustee by Each of the Guarantors.

     (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Guarantee. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or a holder of Senior Guarantor Indebtedness or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.23 by Noon, Eastern Time, on the third Business Day prior to the date upon which by the terms hereof any money may be payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest (including Contingent Interest, if any) on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Guarantor Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer's Certificate to such effect.

     (b) Subject to Section 8.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and each Guarantor by a Person which represents itself as a representative of one or more holders of Senior Guarantor Indebtedness or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a representative of or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company or any Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 12.24. Reliance on Judicial Orders or Certificates.

     Upon any payment or distribution of assets of any Guarantor referred to in this Article 12, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Guarantor Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 12.

          Section 12.25. Rights of Trustee as a Holder of Senior Guarantor Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Guarantor Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Guarantor Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

          Section 12.26. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.25 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 12.27. No Suspension of Remedies.

     Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 of this

Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 12 of the holders, from time to time, of Senior Guarantor Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          Section 12.28. Trustee's Relation to Senior Guarantor Indebtedness.

     With respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of the Senior Guarantor Indebtedness shall be read into this Article 12 against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness.

                                   ARTICLE 13

                                  MISCELLANEOUS

          Section 13.01. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 13.02. Notices.

     Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

     If to the Company or any Guarantor, to:

     United Auto Group, Inc.
     2555 Telegraph Road
     Bloomfield Hills, Michigan 48302
     Attention: General Counsel
     Facsimile No.: (248) 648-2155
     or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor,

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson LLP
     One New York Plaza
     New York, NY 10004
     Attention: Valerie Ford Jacob, Esq.
     Facsimile No: 212-859-4000

     if to the Trustee, to:

     J.P. Morgan Trust Company, National Association
     227 W. Monroe Street/Suite 2600
     Chicago, IL  60606
     Attention: Worldwide Securities Services
     Facsimile No.: (312) 267-5202
     or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee.

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

          Section 13.03. Disclosure of Names and Addresses of Holders.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

     Section 13.04. Compliance Certificates and Opinions.

     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any Guarantor

(if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officer's Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

          Section 13.05. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.05.

     (b) The ownership of Securities shall be proved by the register maintained by the Primary Registrar.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or Conversion Agent, or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

     (f) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

     (g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

          Section 13.06. Benefits of Indenture.

     Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders and the holders of Senior Debt and Senior Guarantor Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 13.07. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest (including Contingent Interest, if any) or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Put Right Purchase Date, Fundamental Change Purchase Date, Maturity or Final Maturity Date, as the case may be, to the next succeeding Business Day.

          Section 13.08. Governing Law.

     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Section 13.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 13.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.

          Section 13.11. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

          Section 13.12. Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 13.13. Separability Clause.

     In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 13.14. Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 13.15. Schedules and Exhibits.

     All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 13.16. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                        Very truly yours,

                                        UNITED AUTO GROUP, INC.


                                        By /s/ Robert H. Kurnick, Jr.
                                           -------------------------------------
                                        Title: Executive President

                                        THE GUARANTORS:

                                        AUTO MALL PAYROLL SERVICES, INC.
                                        BRETT MORGAN CHEVROLET-GEO, INC.
                                        CENTRAL FORD CENTER, INC.
                                        CJNS, LLC
                                        CLASSIC AUTO GROUP, INC.
                                        CLASSIC ENTERPRISES, LLC
                                        CLASSIC IMPORTS, INC.
                                        CLASSIC MANAGEMENT COMPANY, INC.
                                        CLASSIC MOTOR SALES, LLC
                                        CLASSIC NISSAN OF TURNERSVILLE, LLC
                                        CLASSIC TURNERSVILLE, INC.
                                        COVINGTON PIKE DODGE, INC.
                                        D. YOUNG CHEVROLET, LLC
                                        DAN YOUNG CHEVROLET, INC.
                                        DAN YOUNG MOTORS, LLC
                                        DEALER ACCESSORIES, LLC
                                        DIFEO PARTNERSHIP, LLC
                                        EUROPA AUTO IMPORTS, INC.
                                        FLORIDA CHRYSLER PLYMOUTH, INC.
                                        FRN OF TULSA, LLC
                                        GENE REED CHEVROLET, INC.
                                        GMG MOTORS, INC.
                                        GOODSON NORTH, LLC
                                        GOODSON PONTIAC-GMC, LLC
                                        GOODSON SPRING BRANCH, LLC
                                        HT AUTOMOTIVE, LTD.
                                        JS IMPORTS, INC.
                                        KMPB, LLC
                                        KMT/UAG, INC.
                                        LANDERS AUTO SALES, LLC
                                        LANDERS BUICK PONTIAC, INC.
                                        LANDERS FORD NORTH, INC.
                                        LANDERS FORD, INC.
                                        LANDERS NISSAN, LLC
                                        LANDERS UNITED AUTO GROUP NO. 2, INC.

                                        LATE ACQUISITION I, LLC
                                        LATE ACQUISITION II, LLC
                                        LMNS, LLC
                                        LRP, LTD.
                                        MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                        MOTORCARS ACQUISITION II, LLC
                                        MOTORCARS ACQUISITION III, LLC
                                        MOTORCARS ACQUISITION IV, LLC
                                        MOTORCARS ACQUISITION V, LLC
                                        MOTORCARS ACQUISITION VI, LLC
                                        MOTORCARS ACQUISITION, LLC
                                        NATIONAL CITY FORD, INC.
                                        NISSAN OF NORTH OLMSTED, LLC
                                        PALM AUTO PLAZA, INC.
                                        PEACHTREE NISSAN, INC.
                                        PMRC, LLC
                                        REED-LALLIER CHEVROLET, INC.
                                        RELENTLESS PURSUIT ENTERPRISES, INC.
                                        SA AUTOMOTIVE, LTD.
                                        SAU AUTOMOTIVE, LTD.
                                        SCOTTSDALE FERRARI, LLC
                                        SCOTTSDALE JAGUAR, LTD.
                                        SCOTTSDALE MANAGEMENT GROUP, LTD.
                                        SIGMA MOTORS, INC.
                                        SK MOTORS, LTD.
                                        SL AUTOMOTIVE, LTD.
                                        SOMERSET MOTORS, INC.
                                        SUN MOTORS, LTD.
                                        THE NEW GRACELAND DODGE, INC.
                                        TRI-CITY LEASING, INC.
                                        UAG ATLANTA H1, LLC
                                        UAG ATLANTA IV MOTORS, INC.
                                        UAG CAPITOL, INC.
                                        UAG CARIBBEAN, INC.
                                        UAG CAROLINA, INC.
                                        UAG CENTRAL FLORIDA MOTORS, LLC
                                        UAG CENTRAL REGION MANAGEMENT, INC.
                                        UAG CERRITOS, LLC
                                        UAG CHCC, INC.
                                        UAG CHEVROLET, INC.
                                        UAG CITRUS MOTORS, LLC
                                        UAG CLASSIC, INC.
                                        UAG CLOVIS, INC.
                                        UAG CONNECTICUT, LLC
                                        UAG DULUTH, INC.
                                        UAG EAST, LLC
                                        UAG ESCONDIDO A1, INC.
                                        UAG ESCONDIDO H1, INC.
                                        UAG ESCONDIDO M1, INC.
                                        UAG FAYETTEVILLE I, LLC
                                        UAG FAYETTEVILLE II, LLC
                                        UAG FAYETTEVILLE III, LLC

                                        UAG FINANCE COMPANY, INC.
                                        UAG GRACELAND II, INC.
                                        UAG HUDSON, INC.
                                        UAG INTERNATIONAL HOLDINGS, INC.
                                        UAG KISSIMMEE MOTORS, INC.
                                        UAG LANDERS SPRINGDALE, LLC
                                        UAG LOS GATOS, INC.
                                        UAG MARIN, INC.
                                        UAG MEMPHIS II, INC.
                                        UAG MEMPHIS IV, INC.
                                        UAG MEMPHIS V, INC.
                                        UAG MICHIGAN CADILLAC, LLC
                                        UAG MICHIGAN H1, LLC
                                        UAG MICHIGAN H2, LLC
                                        UAG MICHIGAN PONTIAC-GMC, LLC
                                        UAG MICHIGAN T1, LLC
                                        UAG MICHIGAN TMV, LLC
                                        UAG NANUET I, LLC
                                        UAG NANUET II, LLC
                                        UAG NEVADA LAND, LLC
                                        UAG NORTHEAST, LLC
                                        UAG OLDSMOBILE OF INDIANA, LLC
                                        UAG PHOENIX VC, LLC
                                        UAG ROYAL PALM, LLC
                                        UAG SAN DIEGO A1, INC.
                                        UAG SAN DIEGO AU, INC.
                                        UAG SAN DIEGO H1, INC.
                                        UAG SAN DIEGO JA, INC.
                                        UAG SAN DIEGO MANAGEMENT, INC.
                                        UAG SOUTHEAST, INC.
                                        UAG SPRING, LLC
                                        UAG STEVENS CREEK II, INC.
                                        UAG SUNNYVALE, INC.
                                        UAG TORRANCE, INC.
                                        UAG TULSA JLM, LLC
                                        UAG TULSA VC, LLC
                                        UAG TURNERSVILLE MOTORS, LLC
                                        UAG VC II, LLC
                                        UAG VK, LLC
                                        UAG WEST BAY AM, LLC
                                        UAG WEST BAY FM, LLC
                                        UAG WEST BAY IA, LLC
                                        UAG WEST BAY IAU, LLC
                                        UAG WEST BAY IB, LLC
                                        UAG WEST BAY II, LLC
                                        UAG WEST BAY IL, LLC
                                        UAG WEST BAY IM, LLC
                                        UAG WEST BAY IN, LLC
                                        UAG WEST BAY IP, LLC
                                        UAG WEST BAY IV, LLC
                                        UAG WEST BAY IW, LLC
                                        UAG WEST, LLC

                                        UAG YOUNG AUTOMOTIVE GROUP, LLC
                                        UAG YOUNG II, INC.
                                        UAG/PFS, INC.
                                        UNITED FORD BROKEN ARROW, LLC
                                        UNITED FORD NORTH, LLC
                                        UNITED FORD SOUTH, LLC
                                        UNITED NISSAN, INC. (A GEORGIA
                                           CORPORATION)
                                        UNITED NISSAN, INC. (A TENNESSEE
                                           CORPORATION)
                                        UNITED RANCH AUTOMOTIVE, LLC
                                        UNITEDAUTO DODGE OF SHREVEPORT, INC.
                                        UNITEDAUTO SCOTTSDALE PROPERTY
                                           HOLDINGS, LLC
                                        WEST PALM AUTO MALL, INC.
                                        WEST PALM NISSAN, INC.
                                        WESTBURY SUPERSTORE, LTD.
                                        YOUNG AUTOMOTIVE HOLDINGS, LLC
                                        YOUNG MANAGEMENT GROUP, INC.


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary

                                        ATLANTIC AUTO FUNDING CORPORATION
                                        ATLANTIC AUTO SECOND FUNDING CORPORATION
                                        ATLANTIC AUTO THIRD FUNDING CORPORATION
                                        UAG MICHIGAN HOLDINGS, INC.
                                        UAG NORTHEAST BODY SHOP, INC.
                                        UAG REALTY, LLC
                                        UAG TEXAS II, INC.
                                        UAG TEXAS, LLC
                                        UAG TULSA HOLDINGS, LLC
                                        UAG TURNERSVILLE REALTY, LLC
                                        UNITEDAUTO FIFTH FUNDING, INC.
                                        UNITED AUTO LICENSING, LLC
                                        UNITED AUTOCARE PRODUCTS, LLC
                                        UNITEDAUTO FINANCE, INC.
                                        UNITEDAUTO FOURTH FUNDING INC.


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        DIFEO HYUNDAI PARTNERSHIP
                                        DIFEO NISSAN PARTNERSHIP
                                        DIFEO CHRYSLER PLYMOUTH JEEP
                                           EAGLE PARTNERSHIP
                                        DIFEO LEASING PARTNERSHIP
                                        DANBURY AUTO PARTNERSHIP
                                        DIFEO TENAFLY PARTNERSHIP
                                        OCT PARTNERSHIP
                                        HUDSON MOTORS PARTNERSHIP
                                        COUNTY AUTO GROUP PARTNERSHIP
                                        SOMERSET MOTORS PARTNERSHIP

                                        By: DIFEO PARTNERSHIP, LLC
                                            A general partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary


                                        SHANNON AUTOMOTIVE, LTD.
                                        UAG HOUSTON ACQUISITION, LTD.

                                        By: UAG TEXAS II, INC.,
                                            a general partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary


                                        WTA MOTORS, LTD.

                                        By: LATE ACQUISITION II, LLC,
                                            a general partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary


                                        UAG GD, LTD.
                                        UAG GN, LTD.
                                        UAG GP, LTD.
                                        UAG GW, LTD.

                                        By: UAG HOUSTON ACQUISITION, LTD.,
                                            a general partner

                                        By: UAG TEXAS II, INC.,
                                            a general partner


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: /s/ George N. Reaves
                                            ------------------------------------
                                        Name: George N. Reaves
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                                                       Exhibit A

                           [FORM OF FACE OF SECURITY]

     THE SECURITIES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND ARE SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT RULES OF TREASURY REGULATION SECTION 1.1275-4. THE ISSUE PRICE FOR EACH $1,000 PRINCIPAL AMOUNT OF THE SECURITIES IS $1,000 AND THE ISSUE DATE FOR THE SECURITIES IS JANUARY 31, 2006. THE COMPARABLE YIELD FOR THE SECURITIES IS 8.25% PER ANNUM, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR U.S. FEDERAL INCOME TAX PURPOSES). THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS ANNEX A TO THE INDENTURE. INFORMATION REGARDING THE COMPARABLE YIELD OF THE SECURITIES, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITIES AND THE PROJECTED PAYMENT SCHEDULE FOR THE SECURITIES MAY BE OBTAINED BY CONTACTING THE GENERAL COUNSEL OF UNITED AUTO GROUP, INC. AT 2555 TELEGRAPH ROAD, BLOOMFIELD HILLS, MICHIGAN, 48302-0954.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO UNITED AUTO GROUP, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

     THE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE

----------
(1)  This paragraph should be included only if the Security is a Global Security

DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.(2)

     BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.(2)

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.(2)

----------
(2)  These paragraphs to be included only if the Security is a Restricted
     Security.

                             United Auto Group, Inc.

              3.50% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2026

No. A-1                        CUSIP:                      909440AG4 (Rule 144A)
                                                        909440AH2 (Unrestricted)
                                            909440208 (Common Stock - Rule 144A)

     United Auto Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of _______________________ dollars ($[____]) on April 1, 2026.

     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article 12 of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: January 31, 2006

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        UNITED AUTO GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:

Trustee's Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By:
    ------------------------------------
    Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]

                             UNITED AUTO GROUP, INC.

              3.50% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2026

1. INTEREST

     United Auto Group, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred
to), promises to pay interest on the principal amount of this Security at the rate of 3.50% per annum. The Company shall pay interest semiannually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 2006. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

     In addition, the Company shall pay contingent interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning April 1, 2011 and ending on September 30, 2011, if the average Trading Price of a Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Security) or more. Solely for purposes of determining whether the Company is required to pay Contingent Interest in accordance with this Security, the "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to be the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.

     Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice in the form of an Officer's Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Securities and shall issue a press release through a public medium as is customary for such a press release.

     The amount of Contingent Interest payable per $1,000 principal amount of Security for any relevant Contingent Interest Period shall equal 0.25% per annum of the average Trading Price of such Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular interest, and a Holder's obligation to pay the Company Contingent Interest in connection with the conversion of a Security will also be the same as regular interest. Regular interest will continue to accrue at the rate of 3.50% per year on the principal amount of the Securities whether or not Contingent Interest is paid.

     If this Security is redeemed pursuant to Paragraph 5 of this Security or the Holder elects to require the Company to purchase this Security pursuant to Paragraph 7 or 8 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest, if any), accrued and unpaid hereon to, but not including, the applicable Redemption Date, Put Right Purchase Date or Fundamental Change Purchase Date, will be paid to the Holder in whose name such Security is registered at the close of business on the Regular Record Date immediately preceding the applicable Redemption Date, Put Right Purchase Date or Fundamental Change Purchase Date.

     Interest (including Contingent Interest, if any) on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on each Regular Record Date but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest, if any) which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption by the Company.

     No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 or September 15, as the case may be (each, a "Regular Record Date") next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest (including Contingent Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, J.P. Morgan Trust Company, National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4. INDENTURE

     This Security is one of a duly authorized issue of Securities of the Company designated as its 3.50% Senior Subordinated Convertible Notes Due 2026 (the "Securities"), issued under an Indenture dated as of January 31, 2006 (together with any supplemental indentures thereto, the "Indenture"), among the Company, the Guarantors named therein and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

     The Securities are senior subordinated unsecured obligations of the Company limited to $375,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured. The Securities are subordinated to Senior Debt of the Company to the extent stated in Article 11 of the Indenture.

5. REDEMPTION AT THE OPTION OF THE COMPANY

     Prior to April 6, 2011, the Securities shall not be redeemable. On or after April 6, 2011, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part, at a Redemption Price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid cash interest, if any, and Contingent Interest, if any, up to but not including the applicable Redemption Date (the "Redemption Price"); provided that if the Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the second Business Day prior to the relevant Redemption Date.

6. NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

     Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is 30 Business Days after the later of the Fundamental Change Effective Date and the date that a Issuer Fundamental Change Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest (including Contingent Interest, if any), if any, and accrued and unpaid Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

     On each Put Right Purchase Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. CONVERSION

     Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of the Company's Common Stock, a Holder will receive to the extent set forth in the Indenture, for each $1,000 principal amount of Securities surrendered for conversion:

     - cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value, as defined in the Indenture; and

     - if the Conversion Value is greater than $1,000, a number of shares of the Company's Common Stock (the "Remaining Shares"), equal to the sum of the Daily Share Amounts, as defined in the Indenture, for each of the 10 consecutive Trading Days in the Conversion Reference Period, as defined in the Indenture, subject to the Company's right to deliver cash in lieu of all or a portion of the Remaining Shares as described in the Indenture.

     No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

10. SUBORDINATION

     The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes.

11. DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12. PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

13. UNCLAIMED MONEY

     If money for the payment of principal or interest (including Contingent Interest, if any) remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

14. AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

15. SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

16. DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default shall occur if:

          (1) the Company shall fail to pay when due the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Purchase Price of any Security, including any Make Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon purchase, acceleration or otherwise, and whether or not prohibited by Article 11 of the Indenture; or

          (2) the Company shall fail to pay when due an installment of cash interest (including Contingent Interest or Additional Interest, if any) on any of the Securities, which default continues for 30 days after the date when due, and whether or not prohibited by Article 11 of the Indenture; or

          (3) the Company shall fail to deliver when due all cash and any shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days, and whether or not permitted by Article 11 of the Indenture; or

          (4) the Company shall fail to deliver an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in
     Section 3.08(b) of the Indenture; or

          (5) the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

          (6) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Subsidiary thereof then has outstanding Indebtedness in excess of $25,000,000 in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final maturity or (ii) such default or defaults resulted in the acceleration of the final stated maturity of such Indebtedness; or

          (7) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; or

          (8) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary thereof in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary thereof bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary thereof under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary thereof or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (9) (i) the Company or any Significant Subsidiary thereof commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary thereof consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary thereof files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Subsidiary thereof (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Subsidiary thereof takes any corporate action in furtherance of any such actions in this paragraph
     (9).

     Notwithstanding the above, no Event of Default under clause (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a "Notice of Default"), and the Company does not cure the Default within the time specified in clause (5) after receipt of such notice.

     If an Event of Default (other than an Event of Default specified in clause
(8) or (9) above) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest (including Contingent Interest, if any) on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and interest (i) shall become due and payable immediately or
(ii) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement.

     If an Event of Default specified in clauses (8) or (9) occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Contingent Interest, if any), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest (including Contingent Interest, if any) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders for a period of 30 days notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company's compliance with the Indenture and knowledge or status of any Default.

17. TRUSTEE DEALINGS WITH THE COMPANY

     J.P. Morgan Trust Company, National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. NO RECOURSE AGAINST OTHERS

     No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability.

19. AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20. ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security or the Guarantee and the Indenture, the provisions of the Indenture shall control. This Security, the Guarantee and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: United Auto Group, Inc., 2555 Telegraph Road, Bloomfield Hills, Michigan, 48302, Attention: General Counsel's office, Facsimile No.: (248) 648-2155, Telephone No.: (248) 648-2150.

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Security)

*Signature guaranteed by:


By:
    ---------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

  To convert this Security into Common Stock of the Company, check the box: [ ]

     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

     If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              Print or type assignee's name, address and zip code)

                                        Your Signature:


Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Security)

*Signature guaranteed by:


By:
    ---------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                       FUNDAMENTAL CHANGE PURCHASE NOTICE

To: United Auto Group, Inc.

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from United Auto Group, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued and unpaid interest (including Additional Interest and Contingent Interest, if any), if any, if any, to, but excluding, such date, to the registered Holder hereof.


Date:
      -------------------------------   ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be repurchased
(in an integral multiple of $1,000,
if less than all):

_____________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

                            PUT RIGHT PURCHASE NOTICE

To: United Auto Group, Inc.

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from United Auto Group, Inc. (the "Company") as to the occurrence of a Put Right Purchase Date with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price, together with accrued and unpaid interest (including Additional Interest and Contingent Interest, if any), if any, to, but excluding, such date, to the registered Holder hereof.


Date:
      -------------------------------   ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be repurchased
(in an integral multiple of $1,000,
if less than all):

_____________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

                       SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal Amount of
  this Global Note
   Following Such
  Decrease Date of         Authorized         Amount of Decrease    Amount of Increase
    Exchange (or          Signatory of       in Principal Amount   in Principal Amount
     Increase)        Securities Custodian   of this Global Note   of this Global Note
-------------------   --------------------   -------------------   -------------------


            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF RESTRICTED SECURITIES

Re: 3.50% Senior Subordinated Convertible Notes Due 2026 (the "Securities") of United Auto Group, Inc.

     This certificate relates to $_________ principal amount of Securities owned in (check applicable box)

___ book-entry or ___ definitive form by ______________________________ (the
"Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture dated as of January 31, 2006 among United Auto Group, Inc., the Guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

____ Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

____ Such Security is being acquired for the Transferor's own account, without transfer.

____ Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

____ Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

____ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

____ Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

Date:                                   ----------------------------------------
      ------------------------------    (Insert Name of Transferor)

                                                                       Exhibit B

                         FORM OF SUPPLEMENTAL INDENTURE
                      TO BE DELIVERED BY FUTURE GUARANTORS

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________________, 200__, among _________________________ (the "Guaranteeing
Subsidiary"), a subsidiary of __________________________ (or its permitted successor), a [Delaware] corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 31, 2006 providing for the issuance of 3.50% Senior Subordinated Convertible Notes due 2026 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 12 thereof, including the subordination provisions thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary(ies), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary(ies) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of ___________________, 20__

                                        SIGNATURES

                                        [NAME OF GUARANTEEING SUBSIDIARY OR
                                        SUBSIDIARIES]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        UNITED AUTO GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        J.P.MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, AS TRUSTEE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit C

                          FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2006 (the "Indenture") among United Auto Group, Inc., (the "Company"), the Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest (including Contingent Interest, if any) on the 3.50% Senior Subordinated Convertible Notes due 2026 (the "Notes") whether at the Final Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, or a senior subordinated basis, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Final Maturity Date, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 12 of the Indenture, including the circumstances under which such obligations may be released and the terms by which such obligations are subordinated to Senior Guarantor Indebtedness, and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. This Guarantee may be released in accordance with the Indenture without any further act by any Holder.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        AUTO MALL PAYROLL SERVICES, INC.
                                        BRETT MORGAN CHEVROLET-GEO, INC.
                                        CENTRAL FORD CENTER, INC.
                                        CJNS, LLC
                                        CLASSIC AUTO GROUP, INC.
                                        CLASSIC ENTERPRISES, LLC
                                        CLASSIC IMPORTS, INC.
                                        CLASSIC MANAGEMENT COMPANY, INC.
                                        CLASSIC MOTOR SALES, LLC
                                        CLASSIC NISSAN OF TURNERSVILLE, LLC
                                        CLASSIC TURNERSVILLE, INC.
                                        COVINGTON PIKE DODGE, INC.
                                        D. YOUNG CHEVROLET, LLC
                                        DAN YOUNG CHEVROLET, INC.
                                        DAN YOUNG MOTORS, LLC
                                        DEALER ACCESSORIES, LLC
                                        DIFEO PARTNERSHIP, LLC
                                        EUROPA AUTO IMPORTS, INC.
                                        FLORIDA CHRYSLER PLYMOUTH, INC.
                                        FRN OF TULSA, LLC
                                        GENE REED CHEVROLET, INC.

                                        GMG MOTORS, INC.
                                        GOODSON NORTH, LLC
                                        GOODSON PONTIAC-GMC, LLC
                                        GOODSON SPRING BRANCH, LLC
                                        HT AUTOMOTIVE, LTD.
                                        JS IMPORTS, INC.
                                        KMPB, LLC
                                        KMT/UAG, INC.
                                        LANDERS AUTO SALES, LLC
                                        LANDERS BUICK PONTIAC, INC.
                                        LANDERS FORD NORTH, INC.
                                        LANDERS FORD, INC.
                                        LANDERS NISSAN, LLC
                                        LANDERS UNITED AUTO GROUP NO. 2, INC.
                                        LATE ACQUISITION I, LLC
                                        LATE ACQUISITION II, LLC
                                        LMNS, LLC
                                        LRP, LTD.
                                        MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                        MOTORCARS ACQUISITION II, LLC
                                        MOTORCARS ACQUISITION III, LLC
                                        MOTORCARS ACQUISITION IV, LLC
                                        MOTORCARS ACQUISITION V, LLC
                                        MOTORCARS ACQUISITION VI, LLC
                                        MOTORCARS ACQUISITION, LLC
                                        NATIONAL CITY FORD, INC.
                                        NISSAN OF NORTH OLMSTED, LLC
                                        PALM AUTO PLAZA, INC.
                                        PEACHTREE NISSAN, INC.
                                        PMRC, LLC
                                        REED-LALLIER CHEVROLET, INC.
                                        RELENTLESS PURSUIT ENTERPRISES, INC.
                                        SA AUTOMOTIVE, LTD.
                                        SAU AUTOMOTIVE, LTD.
                                        SCOTTSDALE FERRARI, LLC
                                        SCOTTSDALE JAGUAR, LTD.
                                        SCOTTSDALE MANAGEMENT GROUP, LTD.
                                        SIGMA MOTORS, INC.
                                        SK MOTORS, LTD.
                                        SL AUTOMOTIVE, LTD.
                                        SOMERSET MOTORS, INC.
                                        SUN MOTORS, LTD.
                                        THE NEW GRACELAND DODGE, INC.
                                        TRI-CITY LEASING, INC.
                                        UAG ATLANTA H1, LLC
                                        UAG ATLANTA IV MOTORS, INC.
                                        UAG CAPITOL, INC.
                                        UAG CARIBBEAN, INC.
                                        UAG CAROLINA, INC.
                                        UAG CENTRAL FLORIDA MOTORS, LLC
                                        UAG CENTRAL REGION MANAGEMENT, INC.
                                        UAG CERRITOS, LLC

                                        UAG CHCC, INC.
                                        UAG CHEVROLET, INC.
                                        UAG CITRUS MOTORS, LLC
                                        UAG CLASSIC, INC.
                                        UAG CLOVIS, INC.
                                        UAG CONNECTICUT, LLC
                                        UAG DULUTH, INC.
                                        UAG EAST, LLC
                                        UAG ESCONDIDO A1, INC.
                                        UAG ESCONDIDO H1, INC.
                                        UAG ESCONDIDO M1, INC.
                                        UAG FAYETTEVILLE I, LLC
                                        UAG FAYETTEVILLE II, LLC
                                        UAG FAYETTEVILLE III, LLC
                                        UAG FINANCE COMPANY, INC.
                                        UAG GRACELAND II, INC.
                                        UAG HUDSON, INC.
                                        UAG INTERNATIONAL HOLDINGS, INC.
                                        UAG KISSIMMEE MOTORS, INC.
                                        UAG LANDERS SPRINGDALE, LLC
                                        UAG LOS GATOS, INC.
                                        UAG MARIN, INC.
                                        UAG MEMPHIS II, INC.
                                        UAG MEMPHIS IV, INC.
                                        UAG MEMPHIS V, INC.
                                        UAG MICHIGAN CADILLAC, LLC
                                        UAG MICHIGAN H1, LLC
                                        UAG MICHIGAN H2, LLC
                                        UAG MICHIGAN PONTIAC-GMC, LLC
                                        UAG MICHIGAN T1, LLC
                                        UAG MICHIGAN TMV, LLC
                                        UAG NANUET I, LLC
                                        UAG NANUET II, LLC
                                        UAG NEVADA LAND, LLC
                                        UAG NORTHEAST, LLC
                                        UAG OLDSMOBILE OF INDIANA, LLC
                                        UAG PHOENIX VC, LLC
                                        UAG ROYAL PALM, LLC
                                        UAG SAN DIEGO A1, INC.
                                        UAG SAN DIEGO AU, INC.
                                        UAG SAN DIEGO H1, INC.
                                        UAG SAN DIEGO JA, INC.
                                        UAG SAN DIEGO MANAGEMENT, INC.
                                        UAG SOUTHEAST, INC.
                                        UAG SPRING, LLC
                                        UAG STEVENS CREEK II, INC.
                                        UAG SUNNYVALE, INC.
                                        UAG TORRANCE, INC.
                                        UAG TULSA JLM, LLC
                                        UAG TULSA VC, LLC
                                        UAG TURNERSVILLE MOTORS, LLC
                                        UAG VC II, LLC

                                        UAG VK, LLC
                                        UAG WEST BAY AM, LLC
                                        UAG WEST BAY FM, LLC
                                        UAG WEST BAY IA, LLC
                                        UAG WEST BAY IAU, LLC
                                        UAG WEST BAY IB, LLC
                                        UAG WEST BAY II, LLC
                                        UAG WEST BAY IL, LLC
                                        UAG WEST BAY IM, LLC
                                        UAG WEST BAY IN, LLC
                                        UAG WEST BAY IP, LLC
                                        UAG WEST BAY IV, LLC
                                        UAG WEST BAY IW, LLC
                                        UAG WEST, LLC
                                        UAG YOUNG AUTOMOTIVE GROUP, LLC
                                        UAG YOUNG II, INC.
                                        UAG/PFS, INC.
                                        UNITED FORD BROKEN ARROW, LLC
                                        UNITED FORD NORTH, LLC
                                        UNITED FORD SOUTH, LLC
                                        UNITED NISSAN, INC. (A GEORGIA
                                           CORPORATION)
                                        UNITED NISSAN, INC. (A TENNESSEE
                                           CORPORATION)
                                        UNITED RANCH AUTOMOTIVE, LLC
                                        UNITEDAUTO DODGE OF SHREVEPORT, INC.
                                        UNITEDAUTO SCOTTSDALE PROPERTY
                                           HOLDINGS, LLC
                                        WEST PALM AUTO MALL, INC.
                                        WEST PALM NISSAN, INC.
                                        WESTBURY SUPERSTORE, LTD.
                                        YOUNG AUTOMOTIVE HOLDINGS, LLC
                                        YOUNG MANAGEMENT GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary

                                        ATLANTIC AUTO FUNDING CORPORATION
                                        ATLANTIC AUTO SECOND FUNDING CORPORATION
                                        ATLANTIC AUTO THIRD FUNDING CORPORATION
                                        UAG MICHIGAN HOLDINGS, INC.
                                        UAG NORTHEAST BODY SHOP, INC.
                                        UAG REALTY, LLC
                                        UAG TEXAS II, INC.
                                        UAG TEXAS, LLC
                                        UAG TULSA HOLDINGS, LLC
                                        UAG TURNERSVILLE REALTY, LLC
                                        UNITEDAUTO FIFTH FUNDING, INC.
                                        UNITED AUTO LICENSING, LLC
                                        UNITED AUTOCARE PRODUCTS, LLC
                                        UNITEDAUTO FINANCE, INC.
                                        UNITEDAUTO FOURTH FUNDING INC.


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        DIFEO HYUNDAI PARTNERSHIP
                                        DIFEO NISSAN PARTNERSHIP
                                        DIFEO CHRYSLER PLYMOUTH JEEP
                                           EAGLE PARTNERSHIP
                                        DIFEO LEASING PARTNERSHIP
                                        DANBURY AUTO PARTNERSHIP
                                        DIFEO TENAFLY PARTNERSHIP
                                        OCT PARTNERSHIP
                                        HUDSON MOTORS PARTNERSHIP
                                        COUNTY AUTO GROUP PARTNERSHIP
                                        SOMERSET MOTORS PARTNERSHIP

                                        By: DIFEO PARTNERSHIP, LLC
                                            A general partner


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary


                                        SHANNON AUTOMOTIVE, LTD.
                                        UAG HOUSTON ACQUISITION, LTD.

                                        By: UAG TEXAS II, INC.,
                                            a general partner


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                        WTA MOTORS, LTD.

                                        By: LATE ACQUISITION II, LLC,
                                            a general partner


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Assistant Secretary

                                        UAG GD, LTD.
                                        UAG GN, LTD.
                                        UAG GP, LTD.
                                        UAG GW, LTD.

                                        By: UAG HOUSTON ACQUISITION, LTD.,
                                            a general partner

                                        By: UAG TEXAS II, INC.,
                                            a general partner


                                        By:
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Secretary

                                                                         Annex A

                    PROJECTED PAYMENT SCHEDULE PER NOTE (1)

DATE        PROJECTED PAYMENT   DATE         PROJECTED PAYMENT
----        -----------------   ----         -----------------
1/31/2006                        10/1/2016          19.53
10/1/2006         23.50           4/1/2017          19.60
 4/1/2007         17.50          10/1/2017          19.67
10/1/2007         17.50           4/1/2018          19.75
 4/1/2008         17.50          10/1/2018          19.83
10/1/2008         17.50           4/1/2019          19.91
 4/1/2009         17.50          10/1/2019          20.00
10/1/2009         17.50           4/1/2020          20.08
 4/1/2010         17.50          10/1/2020          20.18
10/1/2010         17.50           4/1/2021          20.27
 4/1/2011         17.50          10/1/2021          20.37
10/1/2011         17.50           4/1/2022          20.47
 4/1/2012         17.50          10/1/2022          20.57
10/1/2012         19.03           4/1/2023          20.68
 4/1/2013         19.09          10/1/2023          20.79
10/1/2013         19.15           4/1/2024          20.91
 4/1/2014         19.20          10/1/2024          21.03
10/1/2014         19.26           4/1/2025          21.16
 4/1/2015         19.33          10/1/2025          21.29
10/1/2015         19.39           4/1/2026       3,267.75
 4/1/2016         19.46
                                Comparable           8.25%
                                     Yield

(1) The Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b) to the Securities and beneficial interests in the Securities and the Comparable Yield and Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities or the value at any time of any Common Stock that may be received by a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest therein.


                                    Sched A-1